AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY __, 2005
                                                    REGISTRATION NO.: 333-111405
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                   P-COM, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                       77-0289371
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                           --------------------------

                                   P-COM, INC.
                            3175 S. WINCHESTER BLVD.
                               CAMPBELL, CA 95008
                                 (408) 866-3666
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 SAMUEL SMOOKLER
                             CHIEF EXECUTIVE OFFICER
                                   P-COM, INC.
                          3175 S. WINCHESTER BOULEVARD
                               CAMPBELL, CA 95008
                                 (408) 866-3666
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    Copy to:
                             C. Thomas Hopkins, Esq.
                     Sheppard, Mullin, Richter & Hampton LLP
                               800 Anacapa Street
                             Santa Barbara, CA 93101
                                 (805) 568-1151

                           --------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [_]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                           --------------------------


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING          AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED(1)(2)          PER UNIT               PRICE            REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per
share                                         15,108,378(4)          $0.47(5)           $7,100,937.66(5)            $331.91
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per
share, issuable upon exercise of
warrants                                       2,923,643(6)          $3.78(7)          $11,051,370.54(7)            $372.23
====================================================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminate number of shares of Common Stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Each share includes one right to purchase shares of the Registrant's series A junior participating preferred stock pursuant to the Registrant's rights agreement dated October 1, 1997, as amended.


(3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, 13,242,309 shares of common stock (as adjusted to reflect the 1-for-30 reverse stock split effected on July 19, 2004) previously registered pursuant to the Registration Statement on Form S-1 (File No. 333-111405) are being included in the prospectus included in this Registration Statement. A registration fee of $7756.98 was previously paid with respect to such securities. The registration fee of $484.92 relates solely to the registration of an additional 6,978,571 shares of common stock not previously registered. The registration fee also includes $219.22 which represents the difference between the proposed maximum aggregate offering price per unit of $4.50 included in the fee table in the Registration Statement on Form S-1 for the Series C-2 Warrants previously registered on Form S-1 and the $5.40 exercise price for such warrants.

(4) Includes 5,569,524 shares of currently outstanding, 3,538,854 shares that may be issued upon conversion of our convertible preferred stock and 6,000,000 shares that may be issued as payment of principal and interest due under our outstanding promissory notes.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices per share of the registrant's common stock, as reported on the OTC Bulletin Board on January 24, 2004.

(6) Includes 2,651,643 shares that may be issued upon exercise of outstanding warrants and 272,000 shares that may be issued upon exercise of warrants that will be outstanding prior to the effectiveness of this registration statement.

(7) Based on the weighted average exercise price of outstanding warrants and warrants that will be outstanding prior to the effectiveness of this registration statement, pursuant to Rule 457(g) under the Securities Act. The proposed maximum offering price per unit for the 500,000 warrants is $1.50. The proposed maximum offering price per unit for the 178,571 warrants is $0.56.

      PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO 6,978,571 SHARES OF COMMON STOCK BEING REGISTERED UNDER THIS REGISTRATION STATEMENT AND TO 13,242,309 SHARES OF COMMON STOCK PREVIOUSLY REGISTERED UNDER THE REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-111405). AS SUCH, THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO THE PREVIOUSLY FILED REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-111405).


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated __________, 2005

                                     [LOGO]
                                     P COM


                                20,220,880 SHARES


                                   P-COM, INC.

                                  COMMON STOCK

                           --------------------------


      This prospectus relates to the offering of 20,220,880 shares of our common stock that may be sold from time to time by the selling stockholders named in this prospectus. The shares covered by this prospectus consist of the following shares that were previously registered on our Form S-1:

      o     5,569,524 shares that are currently outstanding;


      o 4,365,214 shares that may be issued upon conversion of our outstanding convertible preferred stock;



      o 1,945,072 shares that may be issued upon exercise of outstanding warrants; and

      o 1,362,499 shares that the Company is required to reserve and register for resale under an agreement between the Company and the holders of the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series C Warrants.

      The additional shares being registered consist of:

      o 978,571 shares that may be issued upon exercise of outstanding warrants or warrants that will be outstanding prior to the effectiveness of the registration statement of which this prospectus is a part; and


      o 6,000,000 shares that may be issued as payment of principal and interest due under our outstanding promissory notes.



      As of December 31, 2004, the total number of shares of common stock that are issued and outstanding and reserved for issuance under all plans and commitments of P-Com, is approximately 28.7 million shares.

      The selling stockholders are offering the shares of common stock pursuant to this prospectus. The selling stockholders may sell all or any portion of the shares from time to time in market transactions through any market on which our common shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The timing and amount of any sale are within the sole discretion of the selling stockholders. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" beginning on page 20.


      The selling stockholders will receive all proceeds from the sale of the common stock. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We may receive proceeds from the exercise of warrants held by the selling stockholders if they opt to pay the exercise price in cash rather than executing a cashless exercise. Any net proceeds that we receive from the exercise of warrants will be used for general corporate purposes, including working capital for our business.

      Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "PCMC." The last sale price of our common stock, as report on the OTC Bulletin Board on January 19, 2005, was $0.52 per share.

      AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS ENTAILS A HIGH DEGREE OF RISK. BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, YOU SHOULD CAREFULLY READ AND CONSIDER THE RISKS AND UNCERTAINTIES DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6.

                           --------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is January __, 2005.

                                TABLE OF CONTENTS

                                                                           Page

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...............................1

PROSPECTUS SUMMARY...........................................................2

RISK FACTORS.................................................................6

USE OF PROCEEDS.............................................................15

SELLING STOCKHOLDERS........................................................16

PLAN OF DISTRIBUTION........................................................23

DESCRIPTION OF CAPITAL STOCK................................................24

RECENT EVENTS...............................................................29

VALIDITY OF THE SHARES......................................................31

EXPERTS.....................................................................31

INCORPORATION BY REFERENCE..................................................31

WHERE YOU CAN FIND MORE INFORMATION.........................................32

                           --------------------------

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                 STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. The factors discussed in the section entitled "Risk Factors," as well as any other cautionary language in this prospectus and the information incorporated by reference into this prospectus (see the section entitled "Incorporation by Reference"), provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations that we describe. Some of the risks, uncertainties and other factors that may cause the actual results or outcomes to differ materially from those predicted in our forward-looking include the following:

      o     our deteriorating cash position;

      o our need to raise additional equity capital during the next ninety days and whether that capital is available on acceptable terms, if at all;

      o     our current sales levels and sales trends;

      o our ability to achieve positive cash flow given our existing and anticipated operating and other costs, and current sales trends;

      o our ability to decrease our reliance on a limited number of customers for a material portion of our sales, and to replace customers;

      o our ability to negotiate repayment terms with many of our creditors, and settle outstanding claims;

      o competitive market conditions, including continued erosion of average selling prices in many of our product lines;

      o     our reliance upon subcontractors;

      o     the ability of our customers to finance their purchases;


      o     the timing of new technology and product introductions;


      o     the risk of early obsolescence; and

      o our ability to obtain and maintain regulatory approval where required.

      Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

      You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. This summary is not complete and it may not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and the information incorporated by reference into to this prospectus (see the section entitled "Incorporation by Reference") before making an investment decision.

                                   THE COMPANY

      We develop, manufacture, market and distribute microwave radios for point-to-point, spread spectrum and point-to-multipoint applications for telecommunications networks worldwide. Cellular and personal communications service providers employ our point-to-point systems to transmit data between remote tower sites and switching centers. Network service providers and Internet service providers are able, through the deployment of our equipment and systems, to respond to demands for high-speed wireless access services such as Internet access associated with business-to-business and e-commerce business processes. Through deployment of our systems, network providers can quickly and efficiently establish integrated Internet, data, voice and video communications for their customers, then expand and grow those services as demand increases.


      On December 10, 2003, we acquired the Wave Wireless Networking division of SPEEDCOM Wireless Corporation. Wave Wireless Networking specializes in manufacturing, configuring and delivering custom broadband wireless access networking equipment, including the SPEEDLAN family of wireless Ethernet bridges and routers, for business and residential customers internationally. The acquisition provides us with complementary unlicensed point-to-point and spread spectrum wireless access systems.


      Our executive offices are located at 3175 S. Winchester Boulevard, Campbell, California 95008, and our telephone number is (408) 866-3666. In this prospectus, references to "P-Com," the "Company," "we," "us" and "our" refer to P-Com, Inc. and its subsidiaries.

                                  THIS OFFERING


Shares offered by the selling           20,220,880 shares of common stock,
stockholders                            including 5,569,524 shares currently
                                        outstanding, 4,365,214 shares issuable
                                        upon conversion of outstanding
                                        convertible preferred stock, 2,923,643
                                        shares issuable upon exercise of
                                        outstanding warrants and warrants that
                                        will be outstanding prior to the
                                        effectiveness of the registration
                                        statement of which this prospectus is a
                                        part, and 6,000,000 shares that may be
                                        issued as payment of principal and
                                        interest due under outstanding
                                        promissory notes.


Plan of Distribution                    The selling stockholders are offering
                                        these shares of common stock. The
                                        selling stockholders may sell all or any portion of the shares from time to time in market transactions through any market on which our common shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The timing and amount of any sale are within the sole discretion of the selling stockholders.
                                        See the section entitled "Selling
                                        Stockholders" on page 16 and the section entitled "Plan of Distribution" on page
                                        23.

Use of proceeds                         The selling stockholders will receive
                                        all proceeds from the sale of the common stock. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We may receive proceeds from the exercise of warrants held by the selling stockholders if they opt to pay the exercise price in cash rather than executing a cashless exercise. Any net proceeds that we receive from the exercise of warrants will be used for general corporate purposes, including working capital for our business.

Risk factors                            The purchase of our common stock
                                        involves a high degree of risk. You
                                        should carefully review and consider
                                        "Risk Factors" beginning on page 6.

OTC Bulletin Board Trading Symbol       "PCMC"

      Our selected financial data, set forth below, should be read in conjunction with our "Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2003, incorporated by reference into this prospectus. All share and per share amounts have been restated to reflect the one for thirty reverse stock split effective July 19, 2004.

                          STATEMENT OF OPERATIONS DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 2003 (2)         2002 (3)         2001 (4)        2000(5)(6)        1999(7)
                                               -----------      -----------      -----------      -----------      -----------
Sales                                          $    20,841      $    29,686      $    73,236      $   183,606      $   116,409
Cost of sales                                       20,604           30,777           94,890          160,965          107,378
                                               -----------      -----------      -----------      -----------      -----------
Gross profit (loss)                                    237           (1,091)         (21,654)          22,641            9,031

Operating expenses:
 Research and development                            6,099           12,745           19,800           20,241           32,431
 Selling and marketing                               3,557            6,621            7,637           11,371           16,519
 General and administrative                          5,607           10,750           26,070           18,181           18,090
 Goodwill impairment / amortization                     --           11,409            8,034           19,550            6,547
 Restructuring and other charges                     3,712               --               --               --            3,300
                                               -----------      -----------      -----------      -----------      -----------
Total operating expenses                            18,975           41,525           61,540           69,343           76,887
                                               -----------      -----------      -----------      -----------      -----------

Income (loss) from operations                      (18,738)         (42,614)         (83,194)         (46,702)         (67,856)
 Interest expense                                   (2,249)          (2,457)          (1,946)          (4,629)          (8,175)
 Gain on sale of a subsidiary(8)                        --               --            9,814               --               --
 Gain on redemption of notes                         6,499            1,393               --            1,890           13,239
 Other income (expense), net                         3,739           (1,314)            (619)          (3,736)          (2,537)
                                               -----------      -----------      -----------      -----------      -----------
 Income (loss) from continuing
  operations before income taxes,
  and cumulative effect of change
  in accounting principle                          (10,749)         (44,992)         (75,945)         (53,177)         (65,329)
 Provision (benefit) for income
  taxes                                                 --             (470)            (618)          10,917            1,407
                                               -----------      -----------      -----------      -----------      -----------
 Loss from continuing
  operations before cumulative
  effect of change in accounting principle         (10,749)         (44,522)         (75,327)         (64,094)         (66,736)
Discontinued operations(9):
Loss from operations                                  (581)          (4,284)            (211)          (4,321)          (9,412)
Loss on disposal                                    (1,556)              --               --               --          (26,901)
                                               -----------      -----------      -----------      -----------      -----------
                                                   (12,886)         (48,806)            (211)          (4,321)         (36,313)
Cumulative effect of change in
accounting principle(3)                                 --           (5,500)              --           (1,534)              --
                                               -----------      -----------      -----------      -----------      -----------
Net loss                                           (12,886)         (54,306)         (75,538)         (69,949)        (103,049)
                                               -----------      -----------      -----------      -----------      -----------

Preferred Stock accretions                          (1,521)              --               --               --               --
Loss on Conversion of Preferred Stock
to Common Stock                                         --               --               --               --          (18,521)
                                               -----------      -----------      -----------      -----------      -----------
Net loss attributable to Common
Stockholders                                   $  (432,210)     $(1,629,180)     $(2,266,140)     $(2,098,470)     $(3,647,100)(10)
                                               ===========      ===========      ===========      ===========      ===========
Basic income (loss) from Continuing
Operations (1)(10)                             $     (6.90)     $    (52.20)     $   (136.50)     $   (123.30)     $   (175.50)
Diluted income (loss) from Continuing
Operations (1)(10)                             $     (6.90)     $    (52.20)     $   (136.50)     $   (123.30)     $   (175.50)
Basic net loss applicable
 to Common Stockholders (1)(10)                $     (8.10)     $    (63.90)     $   (136.80)     $   (134.40)     $   (319.80)
Diluted net loss applicable
 to Common Stockholders (1)(10)                $     (8.10)     $    (63.90)     $   (136.80)     $   (134.40)     $   (319.80)

                        BALANCE SHEET DATA (IN THOUSANDS)

                                       2003         2002 (3)      2001 (4)     2000 (5)(6)      1999 (7)
                                   ---------------------------------------------------------------------
Cash and cash equivalents          $   6,185          1,616      $   7,103      $  27,541      $  11,629
Working capital                       (2,075)        (2,356)       (10,185)        76,823         31,984
Total assets                          34,565         35,723         92,234        216,219        218,746
Long-term debt                             0         24,488            769         30,290         39,858
Mandatory redeemable
   Preferred Stock                     4,231             --             --             --             --
Mandatory Redeemable
   Common Stock Warrants                  --             --             --             --          1,839
Accumulated deficit                 (363,174)      (348,766)      (294,460)      (218,922)      (148,973)
Stockholders' equity (deficit)         9,753      $ (15,350)     $  24,256      $  95,247      $  89,215

(1) See Note 10 of Notes to Consolidated Financial Statements for an explanation of the method used to determine share and per share amounts.

(2) In 2003, we recorded charges to cost of sales of approximately $3.4 million related to excess and obsolete inventory, offset by credits of $1.8 million related to write-back of accounts payable and purchase commitment liabilities arising from vendor settlements.

(3) In 2002, we recorded charges of approximately $5.8 million related to excess and obsolete inventory and a write-down of goodwill carrying value relating to services business of $16.9 million.

(4) In 2001, we recorded charges of approximately $30 million related to excess inventory and inventory purchase commitments, $5.8 million related to a write-down of goodwill and other intangibles, and a $11.6 million increase in bad debt expense related to a customer bankruptcy.

(5) We recorded a non-cash charge of approximately $1.5 million on January 1, 2000 to account for the cumulative effect of the accounting change made to comply with SAB 101. See Note 2 of Notes to Consolidated Financial Statements.

(6) In 2000, we recorded charges of approximately $21.7 million related to excess inventory and inventory purchase commitments, $15.0 million related to a write-down of goodwill, and a $9.9 million increase in the valuation allowance against the carrying value of deferred tax assets.

(7) In 1999, we recorded restructuring and other charges of approximately $36.5 million.

(8) The gain on disposal in 2001 was from the sale of RT Masts in February 2001.

(9) Losses from discontinued operations in 1999 were in part attributable to Technosystem, which was reclassified to discontinued operations in the third quarter of 1999. The Company discontinued its services business unit, P-Com Network Services in the first quarter of 2003, and accordingly reported its results on one line as a discontinued operations.

(10) The per share numbers have been adjusted to reflect the one for thirty reverse stock split effective July 19, 2004.

                                  RISK FACTORS

      You should consider carefully the following information about risks, together with the other information contained in this prospectus and in the documents referred to below in the sections entitled "Incorporation by Reference" and "Where You Can Find More Information," before you decide whether to buy our common stock. The risk factors described below are not the only ones that may affect us. Additional risks and uncertainties that we do not currently know about or that we currently deem immaterial may also adversely affect our business, financial condition and results of operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. As a result, the market price of our common stock could decline and you could lose all or a part of your investment in our common stock.

OUR CURRENT BUSINESS AND FINANCIAL CONDITION RAISE DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


Our core business product sales are still significantly below levels necessary to achieve positive cash flow, and have deterioriated. From inception to September 30, 2004, our aggregate net loss is approximately $364.9 million. Our cash position has declined to $3.7 million at September 30, 2004, and is deteriorating. We had positive working capital of $1.7 million as of September 30, 2004. We recently obtained a commitment for an additional $5.0 million in debt financing (the "Debenture Facility"), and have borrowed $3.3 million as of December 31, 2004 under the Debenture Facility. Existing borrowing availability under our credit facility and the Debenture Facility, and available cash, are anticipated to meet the Company's liquidity requirements for the next ninety days. No assurances can be given that the Company will be successful in its attempts to raise additional debt or equity financing to ensure its liquidity beyond ninety days. If we are unable to raise additional debt or equity financing, we will be unable to continue as a going concern.


Our independent accountants' opinion on our 2003 consolidated financial statements includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. The financial statements incorporated by reference in this registration statement of which this prospectus is a part have been prepared assuming that the Company will continue as a going concern. The financial statements do not include adjustments that might result if the Company were required to cease operations. These adjustments would include, among other things, a write-down in the value of the Company's assets from book value to liquidation value.

To continue as a going concern, we will have to significantly increase our sales, decrease costs and possibly induce creditors to forebear or to convert to equity, raise additional equity financing, and/or raise new debt financing. We may not accomplish these tasks. If we are unable to raise additional debt or equity financing, we will be unable to continue as a going concern.


WE MUST OBTAIN ADDITIONAL FINANCING TO SUSTAIN OUR BUSINESS AT THE CURRENTLY DEPRESSED SALES LEVELS.

Our customers, particularly systems operators and integrated system providers, have not significantly increased their capital spending and orders to suppliers such as us, and in general are not currently building out any significant additional infrastructure. We do not believe that our core products sales levels can sufficiently recover unless there is significant improvement in the worldwide telecommunications equipment industry, which may never happen. Until product sales levels can sufficiently recover, our business, financial condition and results of operations will continue to be adversely affected. We must obtain additional financing to sustain our business at the currently depressed sales levels.


OUR PROSPECTS FOR OBTAINING ADDITIONAL FINANCING ARE UNCERTAIN AND FAILURE TO OBTAIN NEEDED FINANCING WILL AFFECT OUR ABILITY TO PURSUE FUTURE GROWTH, HARM OUR BUSINESS OPERATIONS, AND AFFECT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In the event we are unable to raise additional debt or equity financing during the next quarter, or otherwise improve our liquidity position, we will not be able to continue as a going concern. Our future capital requirements will depend upon many factors, including the general state of the telecommunications equipment industry, development costs of new products and related software tools, potential acquisition opportunities, maintenance of adequate manufacturing facilities and contract manufacturing agreements, progress of research and development efforts, expansion of marketing and sales efforts, and status of competitive products. Additional financing may not be available in the future on acceptable terms or at all. The Company's history of substantial operating losses could also severely limit the Company's ability to raise additional financing.

If the Company is unable to increase sales, or obtain additional equity or debt financing, the Company may be required to close business or product lines, further restructure or refinance our debt or delay, or further scale back or eliminate our research and development program, or manufacturing operations. We may also need to obtain funds through arrangements with partners or others that may require us to relinquish our rights to certain technologies or potential products or other assets. Our inability to obtain capital, or our ability to obtain additional capital only upon onerous terms, could seriously damage our business, operating results and financial condition.


WE MAY NOT BE ABLE TO REPAY OUR EXISTING DEBT AND ANY REPAYMENT OF OUR DEBT WITH SHARES OR BY RAISING ADDITIONAL FUNDS MAY RESULT IN SIGNIFICANT DILUTION TO OUR STOCKHOLDERS.

At November 26, 2004, the Company owed, including accrued but unpaid interest, an aggregate amount of $3.3 million to SDS Capital Group SPC, Ltd ("SDS"), and it is anticipated that such indebtedness will increase to $5.0 million prior to the end of the first quarter of 2005. Interest accrues on such debt at an annual interest rate of 7%, increasing to 8% on July 1, 2005 and 10% on April 1, 2006 through the maturity date of the loan, December 31, 2006. If the Company is unable to generate sufficient cash flow from its operations, secure funds from the capital markets or lenders or restructure its debt to SDS, the Company will not be able to continue as a going concern.

We may make the principal and interest payments under our Debenture Facility in either shares of the Company's common stock, cash or a combination of both. The number of shares of common stock that may be used to pay the quarterly installments is capped at 6,000,000 shares of common stock. We currently do not have enough cash to make the required payments under the Debenture Facility and anticipate making the vast majority if not all of the payments in shares of our common stock. In addition, given the recent price for our Common Stock, if we make the required amortization payments on the Debenture Financing using our Common Stock, or raise additional funds by issuing equity securities, additional significant dilution to our stockholders will result.

WE MAY NOT BE ABLE TO REPAY THE DEBENTURE FACILITY INSTALLMENT PAYMENTS IN SHARES OF OUR COMMON STOCK.

Under our Debenture Facility, we may not issue shares of common stock to make the quarterly installment payments if the issuance of such shares would result in SDS beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) more than 9.9% of all of the common stock outstanding at such time. SDS may waive this ownership blocker but it is not obligated to do so. In the event that we are prevented from making an installment payment in shares of common stock due to the ownership blocker and SDS does not waive compliance with this provision, then we may default on our payment obligations under the Debenture Facility. Also, the terms of the Debenture Facility limit the number of shares of common stock that we may issue as quarterly installment payments to 6,000,000 shares. If we make the required payments in shares of common stock, given the Company's current stock price, we will reach the share cap. In such event, if SDS does not waive the share cap, then we may default on our payment obligations under the Debenture Facility.

WE RELY ON A LIMITED NUMBER OF CUSTOMERS FOR A MATERIAL PORTION OF OUR SALES AND WITH RESPECT TO MANY OF OUR PRODUCTS, OUR SALES CYCLE IS LENGTHY. THE LOSS OF OR REDUCTION IN SALES TO ANY OF OUR CUSTOMERS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.


For the year ended December 31, 2003 and nine-months ended September 30, 2004, sales to our top four customers accounted for 56% and 68% of total sales, respectively. One of those customers, representing approximately 15% of total sales during the nine months ended September 30, 2004, has recently advised the Company of its intent to purchase products from another provider. We expect that a limited number of customers will continue to account for a significant portion of our sales for the foreseeable future. The loss of any one of these customers would have an immediate and material adverse effect on our sales. Our ability to maintain or increase our sales in the future will depend, in part on our ability to obtain orders from new customers as well as the financial condition and success of our existing customers, the telecommunications equipment industry and the global economy. The length of time it takes to establish a new customer relationship with respect to our licensed products typically ranges from two to over twelve months. If we are unsuccessful in obtaining significant new customers or if one of our top customers or several small customers cancel or delay their orders for our products, then our business and prospects could be harmed which may cause the price of our common stock to decline. Our customer concentration also results in concentration of credit risk. As of September 30, 2004, five customers accounted for 79% of our total accounts receivable balances. If any one of these customers is unable to fulfill its payment obligations to us, our revenue could decline significantly.

P-COM FACES SUBSTANTIAL COMPETITION AND MAY NOT BE ABLE TO COMPETE EFFECTIVELY.


P-Com faces intense competition worldwide from a number of leading telecommunications equipment and technology suppliers. These companies offer a variety of competitive products and services. These companies include Alcatel Network Systems, Alvarion, Stratex Networks, Ceragon, Ericsson Limited, Harris Corporation-Farinon Division, NEC, Sagem, Nortel, Nokia Telecommunications, SIAE, Siemens, and Proxim. Many of these companies have greater installed bases, financial resources and production, marketing, manufacturing, engineering and other capabilities than P-Com. P-Com faces actual and potential competition not only from these established companies, but also from start-up companies that are developing and marketing new commercial products and services. Some of P-Com's current and prospective customers and partners have developed, are currently developing or could manufacture products competitive with P-Com's products.


The principal elements of competition in P-Com's market and the basis upon which customers may select its systems include price, performance, software functionality, perceived ability to continue to be able to meet delivery requirements, and customer service and support. Recently, certain competitors have announced the introduction of new competitive products, including related software tools and services, and the acquisition of other competitors and competitive technologies. P-Com expects competitors to continue to improve the performance and lower the price of their current products and services and to introduce new products and services or new technologies that provide added functionality and other features. New product and service offerings and enhancements by P-Com's competitors could cause a decline in its sales or loss of market acceptance of its systems. New offerings could also make P-Com's systems, services or technologies obsolete or non-competitive. In addition, P-Com is experiencing significant price competition and expects that competition to intensify.

P-COM'S OPERATING RESULTS HAVE BEEN ADVERSELY AFFECTED BY DETERIORATING GROSS MARGINS AND SALES VOLUMES.

The intense competition for P-Com's licensed products has resulted in a continued reduction in its average selling prices. These reductions have not been offset by a corresponding decrease in cost of goods sold, resulting in deteriorating gross margins in some of its product lines. These deteriorating gross margins will continue in the short term. Reasons for the decline include the maturation of the systems, the effect of volume price discounts in existing and future contracts, the intensification of competition, and the recent decrease in sales volumes.

If P-Com cannot significantly reduce costs, develop new products in a timely manner or in the event it fails to achieve increased sales of new products at a higher average selling price, then we will be unable to offset declining average selling prices in many of its product lines. If P-Com is unable to offset declining average selling prices, or achieve corresponding decreases in manufacturing operating expenses, its gross margins will continue to decline.

OUR OPERATING RESULTS HAVE BEEN ADVERSELY AFFECTED BY CONTINUED DECLINE IN CAPITAL SPENDING IN THE TELECOMMUNICATIONS EQUIPMENT INDUSTRY.

The telecommunications equipment industry has experienced a decline in capital spending in recent years, which may continue in the future. Our business has suffered as a result of this decline and will continue to suffer if there is not a significant increase in the amount of capital spending by our customers. We believe that future growth in telecommunications infrastructure will be generated by the entrance of new service providers. However, these new providers may not have the financial resources of existing service providers and may be unable to adequately finance their operations. As a result, these providers may cancel or delay orders for our services and products. Moreover, we often accept purchase orders for our services and products far in advance of shipment, and typically permit orders to be modified or canceled with limited or no penalties. As a result, we are at risk for curtailment or cancellation of purchase orders, which can lead to adverse operating results. Ordering materials and building inventory based on customer forecasts or non-binding orders can also result in large inventory write-offs, such as what occurred in 2000, 2001, 2003 and 2004.

P-COM DOES NOT HAVE THE CUSTOMER BASE OR OTHER RESOURCES OF MORE ESTABLISHED COMPANIES, WHICH MAKES IT DIFFICULT FOR IT TO ADDRESS THE LIQUIDITY AND OTHER CHALLENGES IT FACES.

Although P-Com has installed and has in operation over 150,000 radio units globally, it has not developed a large installed base of its equipment or the kind of close relationships with a broad base of customers of a type enjoyed by larger, more developed companies, which would provide a base of financial performance from which to launch strategic initiatives and withstand business reversals. In addition, P-Com has not built up the level of capital often enjoyed by more established companies, so from time to time, it faces serious challenges in financing its continued operations. P-Com may not be able to successfully address these risks.

FAILURE TO MAINTAIN ADEQUATE LEVELS OF INVENTORY COULD RESULT IN A REDUCTION OR DELAY IN SALES AND HARM P-COM'S RESULTS OF OPERATIONS.

P-Com's customers have increasingly been demanding short turnaround on orders rather than submitting purchase orders far in advance of expected shipment dates. This practice requires that P-Com keep inventory on hand to meet market demands. Given the variability of customer needs and purchasing power, it is difficult to predict the amount of inventory needed to satisfy customer demand. If P-Com over-estimates or under-estimates inventory requirements to fulfill customer needs, or if purchase orders are terminated by customers, P-Com's results of operations could continue to be adversely affected. In particular, increases in inventory or cancellation of purchase orders could adversely affect operations if the inventory is ultimately not used or becomes obsolete. This risk was realized in the large inventory write-downs from 1999 to 2004.

WE RELY ON THIRD PARTY MANUFACTURES AND SUPPLIERS AND ANY FAILURE OF OR INTERRUPTION IN THE MANUFACTURING, SERVICES OR PRODUCTS PROVIDED BY THESE THIRD PARTIES COULD HARM OUR BUSINESS.


We rely on third-party manufactures for the manufacturing of a substantial portion of our products. We have limited internal manufacturing capacity, which may not be sufficient to fulfill customers' orders, particularly in times of high capital spending and rapid system deployment. Our contract manufacturers may not be able to react to our demands on a timely basis. In addition, certain components and subassemblies necessary for the manufacture of our systems are obtained from a sole supplier or a limited group of suppliers. Many of these suppliers are in difficult financial positions as a result of the significant slowdown in the telecommunications equipment industry.


Our reliance on third-party manufacturers and suppliers involves risks. From time to time, we have experienced an inability to obtain, or to receive in a timely manner, an adequate supply of finished products and required components and subassemblies. This inability has been due to a variety of factors, including, in some cases, our financial condition. As a result of our reliance on these third parties, we have reduced control over the price, timely delivery, reliability and quality of finished products, components and subassemblies. Any failure by us, or our contract manufacturers to manufacture, assemble and ship systems and meet customer demands on a timely and cost-effective basis could damage relationships with customers and have a material adverse effect on its business, financial condition and results of operations.

P-COM'S BUSINESS DEPENDS ON THE ACCEPTANCE OF ITS PRODUCTS AND SERVICES, AND IT IS UNCERTAIN WHETHER THE MARKET WILL ACCEPT AND DEMAND ITS PRODUCTS AND SERVICES AT LEVELS NECESSARY FOR SUCCESS.

P-Com's future operating results depend upon the continued growth and increased availability and acceptance of micro-cellular, personal communications networks/personal communications services and wireless local loop access telecommunications services, in the U.S. and internationally. The volume and variety of wireless telecommunications services or the markets for and acceptance of the services may not continue to grow as expected. The growth of these services may also fail to create anticipated demand for P-Com's systems. Predicting which segments of these markets will develop and at what rate these markets will grow is difficult.

Certain current and prospective customers are delivering services and features that use competing transmission media, such as fiber optic and copper cable, particularly in the local loop access market. To successfully compete with existing products and technologies, P-Com must offer systems with superior price and performance characteristics and extensive customer service and support. Additionally, P-Com must supply these systems on a timely and cost-effective basis, in sufficient volume to satisfy these prospective customers' requirements, in order to induce them to transition to P-Com's technologies. Any delay in the adoption of P-Com's systems and technologies may result in prospective customers using alternative technologies in their next generation of systems and networks. P-Com's financial condition may prevent P-Com from meeting this customer demand or may dissuade potential customers from purchasing from P-Com. Prospective customers may design their systems or networks in a manner that excludes or omits P-Com's products and technology. Existing customers may not continue to include P-Com's systems in their products, systems or networks in the future. P-Com's technology may not replace existing technologies and achieve widespread acceptance in the wireless telecommunications market. Failure to achieve or sustain commercial acceptance of P-Com's currently available radio systems or to develop other commercially acceptable radio systems would materially adversely affect P-Com's business, financial condition and results of operations.

DUE TO OUR INTERNATIONAL SALES AND OPERATIONS, WE ARE EXPOSED TO BUSINESS, POLITICAL, REGULATORY, OPERATIONAL, FINANCIAL AND ECONOMIC RISKS, ANY OF WHICH COULD INCREASE OUR COSTS AND HINDER OUR GROWTH.

As a result of our current heavy dependence on international markets, especially in the United Kingdom, the European continent, the Middle East, China, and Latin America, we face business, political, regulatory, operational, financial and economic risks that are often more volatile than those commonly experienced in the United States. Approximately 92% and 90% of our sales in the year ended December 31, 2003 and the nine-months ended September 30, 2004, respectively, were made to customers located outside of the United States.


Risks inherent in our international business activities, include the following:


      o availability of suitable export financing, particularly in the case of large projects which we must ship in short periods;

      o multiple, conflicting and changing laws and regulations, including complications due to unexpected changes in regulatory requirements, foreign laws, tax schemes, international import and export legislation, trading and investment policies, foreign currency fluctuations, exchange controls and tariff and other trade barriers;

      o     difficulties in enforcing our rights under foreign laws;

      o costs and risks of localizing systems (homologation) in foreign countries;

      o timing and availability of export licenses, tariffs and other trade barriers;

      o     difficulties in managing distributors;

      o political, economic and social instability, including terrorist activities and the consequences of future geopolitical events, which may adversely affect the markets in which we operate and our ability to insure against these risks;

      o     difficulty in accounts receivable collections;

      o     challenges caused by distance, language and cultural differences;

      o protectionist laws and business practices that favor local businesses in some countries;

      o     foreign tax consequences;

      o foreign exchange controls that might prevent us from repatriating income earned in countries outside the United States;

      o     price controls;

      o     higher costs associated with doing business internationally; and

      o     difficulties in staffing and managing international operations.

Due to political and economic instability in new markets, economic, political and foreign currency fluctuations may be even more volatile than conditions in developed countries. Countries in the Asia/Pacific, African, and Latin American regions have in recent years experienced weaknesses in their currency, banking and equity markets. These weaknesses have adversely affected and could continue to adversely affect demand for our products.

WE FACE RISKS ASSOCIATED WITH CURRENCY EXCHANGE RATE FLUCTUATIONS.

Approximately 92% and 90% of our sales in the year ended December 31, 2003 and the nine-months ended September 30, 2004 were made to customers located outside of the United States and a larger portion of our revenues is denominated in foreign currencies. Historically, our international sales have been denominated in British pounds sterling, Euros or United States dollars. Conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates that could have a negative impact on our reported operating results. Fluctuations in the value of the U.S. dollar relative to other currencies impact our revenues, cost of revenues and operating margins and result in foreign currency translation gains and losses. For example, a decrease in the value of British pounds or Euros relative to United States dollars, if not hedged, will result in an exchange loss for us if we have Euro or British pounds sterling denominated sales. Conversely, an increase in the value of Euro and British pounds sterling will result in increased margins for us on Euro or British pounds sterling denominated sales as our functional currency is in United States dollars. For international sales that we would require to be United States dollar-denominated, such a decrease in the value of foreign currencies could make our systems less price-competitive if competitors choose to price in other currencies and could adversely affect our financial condition. WE fund our Italian subsidiary's operating expenses, which are denominated in Euros. The current strength of the value of the Euro relative to the U.S. dollar results in more costly funding for our Italian operations, and, as a result, higher cost of production to it as a whole. Conversely, a decrease in the value of the Euro will result in cost savings for us.

Historically, we have not engaged in exchange rate hedging activities. Although we may implement hedging strategies to mitigate this risk, these strategies may not eliminate our exposure to foreign exchange rate fluctuations and involve costs and risks of their own, such as ongoing management time and expertise, external costs to implement the strategy and potential accounting implications.

OUR SUCCESS IN MANY FOREIGN MARKETS WILL DEPEND ON OUR ABILITY TO ESTABLISH RELATIONSHIPS WITH LOCAL PROVIDERS OF TELECOMMUNICATIONS SERVICES.

In many cases, local regulatory authorities own or strictly regulate international telephone companies. Established relationships between government-owned or government-controlled telephone companies and their traditional indigenous suppliers of telecommunications often limit access to these markets. The successful expansion of our international operations in some markets will depend on its ability to locate, form and maintain strong relationships with established companies providing communication services and equipment in designated regions. The failure to establish these regional or local relationships or to successfully market or sell our products in specific international markets could limit our ability to compete in today's highly competitive local markets for broadband wireless equipment.

GOVERNMENTAL REGULATIONS AFFECTING MARKETS IN WHICH P-COM COMPETES COULD ADVERSELY AFFECT ITS BUSINESS AND RESULTS OF OPERATIONS.

Radio communications are extensively regulated by the United States and foreign governments as well as by international treaties. P-Com's systems must conform to a variety of domestic and international requirements established to, among other things, avoid interference among users of radio frequencies and to permit interconnection of equipment. Historically, in many developed countries, the limited availability of radio frequency spectrum has inhibited the growth of wireless telecommunications networks. Each country's regulatory process differs. To operate in a jurisdiction, P-Com must obtain regulatory approval for its systems and comply with differing regulations.

Regulatory bodies worldwide continue to adopt new standards for wireless telecommunications products. The delays inherent in this governmental approval process may cause the cancellation, postponement or rescheduling of the installment of communications systems by P-Com's customers and P-Com. The failure to comply with current or future regulations or changes in the interpretation of existing regulations could result in the suspension or cessation of operations. Those regulations or changes in interpretation could require P-Com to modify its products and services and incur substantial costs in order to comply with the regulations and changes.

In addition, P-Com is also affected by domestic and international authorities' regulation of the allocation and auction of the radio frequency spectra. Equipment to support new systems and services can be marketed only if permitted by governmental regulations and if suitable frequency allocations are auctioned to service providers. Establishing new regulations and obtaining frequency allocation at auction is a complex and lengthy process. If PCS operators and others are delayed in deploying new systems and services, P-Com could experience delays in orders. Similarly, failure by regulatory authorities to allocate suitable frequency spectrum could have a material adverse effect on P-Com's results. In addition, delays in the radio frequency spectra auction process in the United States could delay P-Com's ability to develop and market equipment to support new services.

P-Com operates in a regulatory environment subject to significant change. Regulatory changes, which are affected by political, economic and technical factors, could significantly impact P-Com's operations by restricting its development efforts and those of its customers, making current systems obsolete or increasing competition. Any such regulatory changes, including changes in the allocation of available spectra, could have a material adverse effect on P-Com's business, financial condition and results of operations. P-Com may also find it necessary or advisable to modify its systems and services to operate in compliance with these regulations. These modifications could be expensive and time-consuming.

P-COM MAY ENTER INTO AGREEMENTS TO MERGE OR CONSOLIDATE WITH OTHER COMPANIES, AND IT MAY INCUR SIGNIFICANT COSTS IN THE PROCESS, WHETHER OR NOT THESE TRANSACTIONS ARE COMPLETED.

P-Com is currently evaluating options to consolidate, seek a strategic partner or engage in some other corporate transaction intended to increase stockholder value, any of which could be material to our business, operating results and financial condition. Corporate transactions, including mergers and acquisitions, are risky, are subject to a lengthy process to close and could divert management's time and focus from operating our business. P-Com may not be able to close any strategic transaction on the timetable it anticipates, if at all. If P-Com is unable to complete a corporate transaction, P-Com will incur significant non-recoverable expenses that may have a material adverse effect on P-Com's financial position. If a transaction is completed, it could result in unanticipated operating difficulties and expense and the anticipated benefits of the transaction may not materialize.

THE NASDAQ SMALL CAP MARKET HAS DELISTED OUR STOCK AND OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY SEVERELY LIMIT THE ABILITY OF STOCKHOLDERS TO SELL OUR COMMON STOCK.

NASDAQ moved our stock listing from the NASDAQ National Market to the NASDAQ Small Cap Market effective August 27, 2002 due to our failure to meet certain listing requirements, including a minimum bid price of $1.00 per share. We subsequently failed to meet certain NASDAQ Small Cap Market quantitative listing standards, including a minimum $1.00 per share bid price requirement, and the NASDAQ Listing Qualifications Panel determined that our stock would no longer be listed on the NASDAQ Small Cap Market. Effective March 10, 2003, our Common Stock commenced trading electronically on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. This move could result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock and could ultimately further depress the trading price of our Common Stock.

Our Common Stock is subject to the Securities Exchange Commission's "penny stock" regulation. For transactions covered by this regulation, broker-dealers must make a special suitability determination for the purchase of the securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules generally require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer is also subject to additional sales practice requirements. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the company's Common Stock and may affect the ability of holders to sell the Common Stock in the secondary market, and the price at which a holder can sell the Common Stock.

OUR STOCK PRICE HAS BEEN VOLATILE AND HAS EXPERIENCED SIGNIFICANT DECLINE, AND MAY CONTINUE TO BE VOLATILE AND DECLINE.

Our common stock currently trades sporadically on the OTC Bulletin Board. The market for our common stock may continue to be an inactive market, and the market price of our common stock may experience significant volatility. In recent years, the stock market in general, and the market for shares of small capitalization technology stocks in particular, have experienced extreme price fluctuations. These fluctuations have often negatively affected small cap companies such as ours, and may impact our ability to raise equity capital in periods of liquidity crunch. Companies with liquidity problems also often experience downward stock price volatility. We believe that factors such as announcements of developments related to our business (including any financings or any resolution of liabilities), announcements of technological innovations or new products or enhancements by us or our competitors, developments in the emerging countries' economies, sales by competitors, sales of significant volumes of our Common Stock into the public market, developments in our relationships with customers, partners, lenders, distributors and suppliers, shortfalls or changes in revenues, gross margins, earnings or losses or other financial results that differ from analysts' expectations, regulatory developments, fluctuations in results of operations could and have caused the price of our Common Stock to fluctuate widely and decline over the past two years. The market price of our Common Stock may continue to decline, or otherwise continue to experience significant fluctuations in the future, including fluctuations that are unrelated to our performance, and our stockholders may not be able to resell shares of our Common Stock at or above the price paid for those shares.

ISSUING SECURITIES AS A MEANS OF RAISING CAPITAL AND THE FUTURE SALES OF THESE SECURITIES IN THE PUBLIC MARKET COULD LOWER P-COM'S STOCK PRICE AND ADVERSELY AFFECT ITS ABILITY TO RAISE ADDITIONAL CAPITAL IN SUBSEQUENT FINANCINGS.


P-Com has traditionally relied on debt and equity financings to meet its working capital needs including the issuances of Series B Convertible Preferred Stock in August 2003 and Series C Convertible Preferred Stock in October and December 2003. In addition, as a result of borrowings under the Debenture Facility, P-Com anticipates issuing up to an additional 6.0 million shares of Common Stock in connection with the scheduled amortization payments. When the shares of Common Stock that are issuable upon conversion of our preferred stock, or paid in connection with required amortization payments, are subsequently sold in the public market, the trading price of P-Com Common Stock may be negatively affected. As of December 31, 2004, the last reported sale price of P-Com common stock was $0.44. Future sales of P-Com's Common Stock or the perception that future sales will occur could have a significant negative effect on the market price of P-Com's Common Stock. If the market price of P-Com Common Stock continues to decrease, P-Com may not be able to conduct additional financings in the future on acceptable terms or at all, and its ability to raise additional capital will be significantly limited.


THE CONVERSION OR EXERCISE OF P-COM'S OUTSTANDING CONVERTIBLE SECURITIES WILL HAVE A SIGNIFICANT DILUTIVE EFFECT ON P-COM'S EXISTING STOCKHOLDERS.

In March, May and July 2003, P-Com issued warrants to purchase approximately 293,333 shares of its Common Stock. In August 2003, P-Com's remaining 7% Convertible Subordinated Notes due 2005 were converted into approximately one million shares of Series B Convertible Preferred Stock, of which approximately 891,594 shares were converted into approximately 3.1 million shares of Common Stock in December 2003. The remaining outstanding shares of Series B Convertible Preferred Stock are convertible into approximately 381,916 shares of P-Com Common Stock.

In October and December 2003, P-Com issued approximately 10,000 shares of Series C Convertible Preferred Stock together with warrants to purchase approximately
4.64 million shares of Common Stock. These shares of Series C Convertible Preferred Stock are convertible into approximately 5.8 million shares of Common Stock. In December 2003, P-Com issued 2,000 shares of Series D Convertible Preferred Stock, which, in turn, are convertible into approximately 444,444 million shares of Common Stock. The conversion or exercise of these securities will result in substantial dilution to P-Com's existing stockholders.

In December 2003, P-Com also issued 2,116,667 shares of its Common Stock in connection with the SPEEDCOM Acquisition. This issuance resulted in substantial dilution to P-Com's existing stockholders.

P-Com may issue additional shares of common stock in the future, which would further dilute its stockholders.

P-COM HAS ADOPTED ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF P-COM.

P-Com's stockholder rights plan, certificate of incorporation, equity incentive plans, bylaws and Delaware law may have a significant effect in delaying, deferring or preventing a change in control and may adversely affect the voting and other rights of other holders of P-Com Common Stock.

The rights of the holders of P-Com Common Stock will be subject to, and may be adversely affected by, the rights of any other preferred stock that may be issued in the future, including the Series A Junior Participating Preferred Stock that may be issued pursuant to the stockholder rights plan, upon the occurrence of certain triggering events. In general, the stockholder rights plan provides a mechanism by which the share position of anyone that acquires 15% or more (or 20% or more in the case of the State of Wisconsin Investment Board and Firsthand Capital Management) of P-Com's Common Stock will be substantially diluted. Future issuance of stock or additional preferred stock could have the effect of making it more difficult for a third party to acquire a majority of P-Com's outstanding voting stock.

OUR OPERATING RESULTS HAVE FLUCTUATED IN THE PAST AND MAY DO SO IN THE FUTURE, WHICH COULD MAKE OUR RESULTS OF OPERATIONS DIFFICULT TO PREDICT OR CAUSE THEM TO FALL SHORT OF EXPECTATIONS.

      Our prior operating results have fluctuated due to changes in our business and our industry. Similarly, our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are beyond our control and could cause our results to be below investors' expectations, causing the price of our common stock to fall. Our historical operating results may not be useful to you in predicting our future operating results. Factors that may increase the volatility of our operating results include the following:

      o     the addition of new customers or the loss of existing customers;

      o     changes in demand and pricing for our products and services;

      o changes in the economic prospects of our customers, which could increase the time it takes us to close sales with customers;

      o     customer decisions to delay implementation of our products;

      o the timing of new product introductions and product enhancements by us and our competitors;

      o the publication of opinions concerning us, our products or our services by industry analysts;

      o     changes in foreign currency exchange rates; and

      o     domestic and international economic and political conditions.

      One or more of these factors may cause our operating expenses to be disproportionately high or the our gross revenues to be disproportionately low during any given period, which could cause our net revenue and operating results to fluctuate significantly.

OUR BUSINESS AND GROWTH MAY SUFFER IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL WHO ARE IN HIGH DEMAND.

      We depend on the continued contributions of our senior management and other key personnel. The loss of the services of any of our key personnel could harm our business. We do not maintain key person life insurance policies on any of our executive officers. Competition for senior management in our industry is intense and we may not be able to retain our senior management or attract and retain new personnel in the future. Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key personnel. Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance and marketing personnel. Qualified individuals are in high demand, and we may incur significant costs to attract them. If we are unable to attract or retain the personnel we need to succeed, our business may suffer.

THIRD PARTIES MAY SUE US FOR INTELLECTUAL PROPERTY INFRINGEMENT WHICH, IF SUCCESSFUL, COULD REQUIRE US TO PAY SIGNIFICANT DAMAGE AWARDS OR LICENSING FEES.

      We cannot be certain that we do not and will not infringe the intellectual property rights of others. We may be subject to legal proceedings and claims in the ordinary course of our business and third parties may sue us for intellectual property infringement or initiate proceedings to invalidate our intellectual property. Any intellectual property claims, whether or not meritorious, could result in costly litigation and could divert management resources and attention. Moreover, should we be found liable for infringement, we may be required to enter into licensing agreements (if available on acceptable terms or at all), pay damages or limit or curtail our product or service offerings. Moreover, we may need to redesign some of our products to avoid future infringement liability. Any of the foregoing could prevent us from competing effectively and harm our business and results of operations.

IF WE FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGIES, WE COULD LOSE CUSTOMERS AND OUR SALES MAY DECLINE.

      The telecommunications equipment industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices can render existing products and services obsolete and unmarketable or require unanticipated investments in technology. Our future success will depend on our ability to internally develop, source or license leading technologies to enhance our existing products and services, to develop new products and services that address the changing demands of our customers, and to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. We may experience difficulties that could delay or prevent the successful design, development, introduction or marketing of new products and services. Any new products, services or enhancement that we develop will need to meet the requirements of our current and prospective customers and may not achieve significant market acceptance.

                                USE OF PROCEEDS

      We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. If and when our outstanding convertible preferred stock is converted by the selling stockholders into shares of our common stock, we will not receive any proceeds from the conversion. If and when the warrants are exercised by the selling stockholders for shares of our common stock, we will receive the proceeds from the exercise of those warrants, but only to the extent that the exercise price of the warrants is paid in cash. The warrants held by the selling stockholders may be exercised through a cashless exercise, in which event, we will not receive any proceeds from the exercise. If these warrants are exercised and the exercise price is paid in cash, we will receive net proceeds of approximately $1.2 million, which we will use for general corporate purposes, including working capital for our business.

                              SELLING STOCKHOLDERS

      The following table sets forth the names of the selling stockholders and the number of shares of common stock being registered for sale as of the date of this prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by the selling stockholders. The following table assumes that each selling stockholder will sell all of the shares of common stock being offered by this prospectus for its account. However, we are unable to determine the exact number of shares that will actually be sold. The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholders. This information is based upon information provided by the selling stockholders, and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock beneficially owned by the selling stockholders is determined in accordance with the rules of the Securities and Exchange Commission.

      For some of the selling stockholders, the number of shares of common stock being sold in the offering will be greater than the number of shares of common stock beneficially owned prior to the offering. This is due to a limitation on the number of shares of common stock that these selling stockholders can hold at any given time. Under the terms of our convertible preferred stock and some of our warrants, no holder of these securities may convert or exercise these securities into shares of our common stock, and we may not issue shares of our common stock to any of these holders, if the conversion or exercise would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 4.99% or 9.999%, as the case may be, of our outstanding common stock. Due to this limitation, some of the selling stockholders do not beneficially own all of the shares of common stock that are issuable upon conversion of their convertible preferred stock or upon exercise of some of their warrants. However, regardless of this limitation, we are obligated to register the resale of all of the shares of common stock that are issuable upon conversion or exercise of these securities. Consequently, some of the selling stockholders are shown in the table below as selling a greater number of shares of common stock than they beneficially own.

      Except with respect to George Roberts, our Chairman of the Board, Samuel Smookler, our Chief Executive Officer and one of our directors, Fred Fromm, one of our directors, Brian Josling, one of our directors, and R. Craig Roos, one of our directors, none of the selling stockholders has had a material relationship with us within the past three years other than as a result of its ownership of our securities.

      The term "selling stockholder" includes the stockholders listed below and their transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership for each selling stockholder is based on 11,810,280 shares of common stock outstanding as of January 10, 2005. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of January 10, 2005, are considered outstanding and beneficially owned by the selling stockholder who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of any other selling stockholder.


                                      SHARES BENEFICIALLY
                                       OWNED PRIOR TO THE            SHARES OF COMMON STOCK
                                            OFFERING                BEING SOLD IN THE OFFERING
                                    ---------------------  ------------------------------------------------


                                                                         UPON CONVERSION         UPON
                                                                           OF SERIES C      EXERCISE OF C
                                                                         PREFERRED STOCK       WARRANTS
NAME OF SELLING STOCKHOLDER          NUMBER (2)     %      COMMON STOCK       (2)(3)            (2)(3)
----------------------------------  -----------  --------  ------------    ------------      ------------
North Sound Legacy Fund LLC(5)(6)    1,621,031    13.73%      78,733           62,147               --

North Sound Legacy Institutional
Fund LLC (5)(6)                      1,621,031    13.73%     708,875          573,990               --

North Sound Legacy International
Ltd. (5)(6)                          1,621,031    13.73%     833,423          724,197               --

SDS Capital Group SPC, Ltd.          1,274,548     9.98%     319,548          155,000               --


CGA Resources LLC                      338,319     4.29%     338,319               --               --


SF Capital Partners                    464,166     3.86%     259,998          204,168               --



Alpha Capital                          336,666     2.79%      91,665          136,112          108,889

Crestview Capital Fund II LP           313,099     2.61%     124,799          148,167           40,133

Castle Creek Technology Partners
LLC                                    301,350     2.49%          --          167,417          133,933

Cagan McAfee Capital Partners          253,333     2.10%          --               --          133,333

Jerdan Enterprises                     216,610     1.83%     216,610               --               --

Sam Eyde                               185,666     1.56%     103,999           81,667               --

Agilent Financial Services, Inc.       178,571     1.49%          --               --               --


Samuel Smookler & Miriam
Smookler (7)                           175,889     1.48%       9,167           13,611           10,889




Brian M. Herman                        117,925      *         56,999           27,222               --

Bryan Family Partnership LLP II        116,123      *         33,333           45,994           36,795



Paul A. Kruger                          96,831      *         23,331           40,834           32,667

Gamma Opportunity Capital
Partners, LP                            93,667      *         22,778           33,334           37,556

Charles P Strogen                       92,833      *         52,000           40,834               --

Platinum Partners Arbitrage Fund LP     87,111      *             --               --           87,111

Julie L. Michel                         86,166      *         45,332           40,834               --

HeliOss Communications, Inc.            80,000      *         80,000               --               --

George Roberts (8)                      78,966      *         17,333           13,611               --

Michel Pokel                            67,671      *         67,671               --               --

Allan Rothstein                         49,000      *             --           27,222           21,778

Arnold E. Ditri                         49,000      *             --           27,222           21,778

Bridges & Pipes LLC                     67,333      *         18,333           27,222           21,778

Wardenclyffe Micro Cap Fund             67,333      *         18,333           27,222           21,778

Global eMedicine, Inc., MPPP            67,333      *         45,555               --           21,778

Bristol Investment Fund                 66,669      *             --           66,669               --

RHP Master Fund LTD                     66,122      *         66,122               --               --

Harry Falterbauer                       65,334      *         24,500           40,834               --

Stuart Jacobson                         64,027      *         64,027               --               --

Bullbear Capital Partners LLC           61,889      *         34,666           27,222               --

                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                    SHARES OF COMMON STOCK                 OWNED AFTER
                                                  BEING SOLD IN THE OFFERING             THE OFFERING(1)
                                       ------------------------------------------------  ---------------

                                                      UPON CONVERSION
                                            UPON       OF SERIES B OR         UPON
                                         EXERCISE OF       SERIES D        PAYMENT OF
                                           OTHER       PREFERRED STOCK     DEBENTURE
NAME OF SELLING STOCKHOLDER               WARRANTS          (2)(3)         FACILITY (4)     NUMBER    %
----------------------------------       ----------   ----------------     ------------  ---------  ----
North Sound Legacy Fund LLC(5)(6)              --           48,741                            --      *

North Sound Legacy Institutional
Fund LLC (5)(6)                                --          368,679                            --      *

North Sound Legacy International
Ltd. (5)(6)                                    --          408,940                            --      *

SDS Capital Group SPC, Ltd.               800,000               --          6,000,000         --      *


CGA Resources LLC                              --               --                            --      *


SF Capital Partners                            --               --                            --      *



Alpha Capital                                  --               --                            --      *

Crestview Capital Fund II LP                   --               --                            --      *

Castle Creek Technology Partners
LLC                                            --               --                            --      *

Cagan McAfee Capital Partners             120,000               --                            --      *

Jerdan Enterprises                             --               --                            --      *

Sam Eyde                                       --               --                            --      *

Agilent Financial Services, Inc.          178,571               --                            --      *



Vitel Ventures Corporation                     --               --                            --      *

Leviticus Partners LP                          --               --                            --      *

Samuel Smookler & Miriam
Smookler (7)                               86,667               --                            --      *

Brian M. Herman                            33,703               --                            --      *

Bryan Family Partnership LLP II                --               --                            --      *

Ellis International                            --               --                            --      *

Paul A. Kruger                                 --               --                            --      *

Gamma Opportunity Capital
Partners, LP                                   --               --                            --      *

Charles P Strogen                              --               --                            --      *

Platinum Partners Arbitrage Fund
LP                                             --               --                            --      *

Julie L. Michel                                --               --                            --      *

HeliOss Communications, Inc.                   --               --                            --      *

George Roberts (8)                             --               --                            --      *

Michel Pokel                                   --               --                            --      *

Allan Rothstein                                --               --                            --      *

Arnold E. Ditri                                --               --                            --      *

Bridges & Pipes LLC                            --               --                            --      *

Wardenclyffe Micro Cap Fund                    --               --                            --      *

Global eMedicine, Inc., MPPP                   --               --                            --      *

Bristol Investment Fund                        --               --                            --      *

RHP Master Fund LTD                            --               --                            --      *

Harry Falterbauer                              --               --                            --      *

Stuart Jacobson                                --               --                            --      *

Bullbear Capital Partners LLC                  --               --                            --      *



                                      -17-


                                      SHARES BENEFICIALLY
                                       OWNED PRIOR TO THE            SHARES OF COMMON STOCK
                                            OFFERING                BEING SOLD IN THE OFFERING
                                    ---------------------  ------------------------------------------------


                                                                         UPON CONVERSION         UPON
                                                                           OF SERIES C      EXERCISE OF C
                                                                         PREFERRED STOCK       WARRANTS
NAME OF SELLING STOCKHOLDER          NUMBER (2)     %      COMMON STOCK       (2)(3)            (2)(3)
----------------------------------  -----------  --------  ------------    ------------      ------------
Capela Overseas LTD                     61,889      *         34,666           27,222               --

John M. Somody                          61,889      *         34,666           27,222               --

Ralph Rybaki                            61,889      *         34,666           27,222               --

Richard & Beverly Mehrlich              61,888      *         61,888               --               --

Alfred J. Anzalone Family
Limited Partnership                     61,500      *          8,250           12,250           41,000

Spectra Capital Management LLC          60,000      *             --           33,333           26,667

First Mirage, Inc.                      59,850      *         33,250               --           26,600

Frederic M. Bauthier                    56,889      *         29,666           27,222               --

Eric T. Singer                          56,213      *         10,519           15,619           12,495

Jules Nordlicht                         54,445      *             --               --           54,445

Stonestreet LP                          54,445      *             --               --           54,445

Joseph R. McCandless                    50,500      *         34,167               --           16,333

Liviakis Financial Communications       50,000      *         50,000               --               --

George Manos                            49,511      *         27,733           21,778               --

Dana Ennis                              46,417      *         26,000           20,417               --



UMAI                                    45,455      *         45,455               --               --


Vitel Ventures Corporation              43,556      *             --               --           43,556

Carlos Belfiore                         43,134      *             --               --               --


Al Pokel                                41,606      *         41,606               --               --

Robert and Sandra Neborsky              41,458      *         27,030           14,428               --



Harry Rosen FBO Rosen Rosen
Kreiling PA 401K PSP                    40,400      *         11,000           16,333           13,067


Leviticus Partners LP                   39,200      *             --               --           39,200


Fred & Delay Vallen                     37,133      *         20,800           16,333               --

Robert W. Duggan                        35,933      *             --               --           35,933

Ronald Shear                            35,350      *          9,625           14,292           11,433

Scot A. Kane                            34,039      *         19,067           14,972               --

Philip C. Bird                          33,888      *         16,874           17,014               --



Charles Pradilla                        33,667      *          9,167           13,611           10,889



Daryl Demsko                            33,666      *         22,778               --           10,889



Robert Melnick                          33,666      *         22,778               --           10,889

WEC Partners LLC                        33,666      *         22,778               --           10,889

West End Convertible Fund LP            33,666      *         22,778               --           10,889



Whalehaven Fund Ltd.                    32,667      *             --               --           32,667


Ellis International                     32,667      *             --               --           32,667


James K. Lehman                         31,660      *         31,660               --               --

Christopher P. Choma                    30,944      *         17,333           13,611               --

Craig Roos (11)                         30,944      *         17,333           13,611               --

David Wilstein and Susan
Wilstein (12)                           30,944      *         17,333           13,611               --

Don Zoltan                              30,944      *         17,333           13,611               --

John O. Johnston                        30,944      *         17,333           13,611               --

Doug Levine                             30,944      *         30,944               --               --

Michael Rucker (13)                     30,944      *         30,944               --               --

Jack Gilbert                            30,944      *         30,944               --               --

Michael Liss                            30,944      *         30,944               --               --



                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                    SHARES OF COMMON STOCK                 OWNED AFTER
                                                  BEING SOLD IN THE OFFERING             THE OFFERING(1)
                                       ------------------------------------------------  ---------------

                                                      UPON CONVERSION
                                            UPON       OF SERIES B OR         UPON
                                         EXERCISE OF       SERIES D        PAYMENT OF
                                           OTHER       PREFERRED STOCK     DEBENTURE
NAME OF SELLING STOCKHOLDER               WARRANTS          (2)(3)         FACILITY (4)     NUMBER    %
----------------------------------       ----------   ----------------     ------------  ---------  ----
Capela Overseas LTD                            --               --                            --      *

John M. Somody                                 --               --                            --      *

Ralph Rybaki                                   --               --                            --      *

Richard & Beverly Mehrlich                     --               --                            --      *

Alfred J. Anzalone Family
Limited Partnership                            --               --                            --      *

Spectra Capital Management LLC                 --               --                            --      *

First Mirage, Inc.                             --               --                            --      *

Frederic M. Bauthier                           --               --                            --      *

Eric T. Singer                             17,581               --                            --      *

Jules Nordlicht                                --               --                            --      *

Stonestreet LP                                 --               --                            --      *

Joseph R. McCandless                           --               --                            --      *

Liviakis Financial Communications              --               --                            --      *

George Manos                                   --               --                            --      *

Dana Ennis                                     --               --                            --      *

Margaret Josling (9)                           --               --                            --      *

TKB Ventures Ltd. (Brian
Josling) (9)                                   --               --                            --      *

UMAI                                           --               --                            --      *

Al Pokel                                       --               --                            --      *

Robert and Sandra Neborsky                     --               --                            --      *

Fred Fromm (10)                                --               --                            --      *

Harry Rosen FBO Rosen Rosen
Kreiling PA 401K PSP                           --               --                            --      *

Fred & Delay Vallen                            --               --                            --      *

Robert W. Duggan                               --               --                            --      *

Ronald Shear                                   --               --                            --      *

Scot A. Kane                                   --               --                            --      *

Philip C. Bird                                 --               --                            --      *

Charles Bradley                                --               --                            --      *

Charles Pradilla                               --               --                            --      *

Justin Yue Tang                                --               --                            --      *

Daryl Demsko                                   --               --                            --      *

David & Marilyn Balk JT WR0S                   --               --                            --      *

Jeffrey Schnipper                              --               --                            --      *

Mark Capital LLC                               --               --                            --      *

Richard Melnick                                --               --                            --      *

Robert Melnick                                 --               --                            --      *

WEC Partners LLC                               --               --                            --      *

West End Convertible Fund LP                   --               --                            --      *

Strategic Partners Ltd.                        --               --                            --      *

Whalehaven Fund Ltd.                           --               --                            --      *

James K. Lehman                                --               --                            --      *

Christopher P. Choma                           --               --                            --      *

Craig Roos (11)                                --               --                            --      *

David Wilstein and Susan
Wilstein (12)                                  --               --                            --      *

Don Zoltan                                     --               --                            --      *

John O. Johnston                               --               --                            --      *

Doug Levine                                    --               --                            --      *

Michael Rucker (13)                            --               --                            --      *

Jack Gilbert                                   --               --                            --      *

Michael Liss                                   --               --                            --      *


                                      -18-


                                      SHARES BENEFICIALLY
                                       OWNED PRIOR TO THE            SHARES OF COMMON STOCK
                                            OFFERING                BEING SOLD IN THE OFFERING
                                    ---------------------  ------------------------------------------------


                                                                         UPON CONVERSION         UPON
                                                                           OF SERIES C      EXERCISE OF C
                                                                         PREFERRED STOCK       WARRANTS
NAME OF SELLING STOCKHOLDER          NUMBER (2)     %      COMMON STOCK       (2)(3)            (2)(3)
----------------------------------  -----------  --------  ------------    ------------      ------------
Michael P. Rucker                       30,944      *         30,944               --               --

Philip R. Clark                         30,944      *         30,944               --               --

Thomas Contino                          30,944      *         30,944               --               --

Alan Ennis, Sandra Ennis                30,750      *          4,125            6,125           20,500

Ronald H. Wise                          27,850      *         15,600           12,250               --

Peter & Janis Hillcoff                  27,822      *         15,584           12,238               --

F. Berdon Defined Benefit Plan          27,332      *         10,999           16,333               --

Allen Solomon (14)                      26,933      *         18,222               --            8,711

Matthew Balk                            25,471      *             --               --               --

David Wiener (15)                       24,756      *         13,867           10,889               --

Paul Blizman                            24,756      *         13,867           10,889               --


Charles Bradley                         24,500      *             --           13,611           10,889

Justin Yue Tang                         24,500      *             --           13,611           10,889



Randy Tuggle                            23,832      *         12,943               --           10,889

Allen Weiss                             22,443      *         22,443               --               --

Gerald Ferro                            21,778      *          8,167           13,611               --

Platinum Partners Global Macro
Fund LP                                 21,778      *             --               --           21,778

Walter Kuharchik                        21,778      *          8,167           13,611               --

Dennis & Cindy Pak                      21,777      *          8,166           13,611               --

Rodd Friedman                           21,000      *         11,667               --            9,333


Fred Fromm (10)                         20,883      *          6,925            5,438               --


Brad Reifler                            20,237      *             --               --               --

Hilary Bergman                          20,237      *             --               --               --

Elaine Dines                            20,200      *         13,667               --            6,533

Michael Loew                            20,200      *         13,667               --            6,533

Rudolf Konegan                          20,200      *          5,500            8,167            6,533

Greenwich Growth Fund LTD               20,055      *          9,167               --           10,889

Nathaniel Orme (IRA)                    19,556      *         12,750            6,806               --



C/F Sean M. Callahan SEP/IRA            19,038      *          8,149           10,889               --

Dan Foley                               18,900      *         10,500               --            8,400

Dana Bowler                             18,567      *         10,400            8,167               --

Louis Cristan, Kathy Cristan            18,567      *         10,400            8,167               --

Thomas K. Beard                         18,567      *         10,400            8,167               --

Nathaniel Orme                          17,695      *          4,083           13,611               --

Riaz Don                                17,448      *         17,448               --               --

James R and Diane R Fisher (16)         17,019      *          9,533            7,486               --



Scott C. Paston                          5,444      *             --               --            5,444

Salvatore Ianuzzi, Bonita Ianuzzi       16,833      *          4,583            6,806            5,444

Gregg Sedun                             16,823      *          4,581            6,802            5,441

Bruce Newberg (17)                      16,667      *         16,667               --               --

Woodmont Investments Limited            16,667      *         16,667               --               --

Julius H. Roma (18)                     15,944      *         10,500               --            5,444

Mark Collins                            15,622      *         10,569               --            5,052

Andrew J. Dauro                         15,473      *         15,473               --               --


                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                    SHARES OF COMMON STOCK                 OWNED AFTER
                                                  BEING SOLD IN THE OFFERING             THE OFFERING(1)
                                       ------------------------------------------------  ---------------

                                                      UPON CONVERSION
                                            UPON       OF SERIES B OR         UPON
                                         EXERCISE OF       SERIES D        PAYMENT OF
                                           OTHER       PREFERRED STOCK     DEBENTURE
NAME OF SELLING STOCKHOLDER               WARRANTS          (2)(3)         FACILITY (4)     NUMBER    %
----------------------------------       ----------   ----------------     ------------  ---------  ----
Michael P. Rucker                               --               --                            --      *

Philip R. Clark                                 --               --                            --      *

Thomas Contino                                  --               --                            --      *

Alan Ennis, Sandra Ennis                        --               --                            --      *

Ronald H. Wise                                  --               --                            --      *

Peter & Janis Hillcoff                          --               --                            --      *

F. Berdon Defined Benefit Plan                  --               --                            --      *

Allen Solomon (14)                              --               --                            --      *

Matthew Balk                                25,471               --                            --      *

David Wiener (15)                               --               --                            --      *

Paul Blizman                                    --               --                            --      *

Randy Tuggle                                    --               --                            --      *

Allen Weiss                                     --               --                            --      *

Gerald Ferro                                    --               --                            --      *

Platinum Partners Global Macro
Fund LP                                         --               --                            --      *

Walter Kuharchik                                --               --                            --      *

Dennis & Cindy Pak                              --               --                            --      *

Rodd Friedman                                   --               --                            --      *

Brad Reifler                                20,237               --                            --      *

Hilary Bergman                              20,237               --                            --      *

Elaine Dines                                    --               --                            --      *

Michael Loew                                    --               --                            --      *

Rudolf Konegan                                  --               --                            --      *

Greenwich Growth Fund LTD                       --               --                            --      *

Nathaniel Orme (IRA)                            --               --                            --      *


Hudson Valley Capital Management                --               --                            --      *


C/F Sean M. Callahan SEP/IRA                    --               --                            --      *

Dan Foley                                       --               --                            --      *

Dana Bowler                                     --               --                            --      *

Louis Cristan, Kathy Cristan                    --               --                            --      *

Thomas K. Beard                                 --               --                            --      *

Nathaniel Orme                                  --               --                            --      *

Riaz Don                                        --               --                            --      *

James R and Diane R Fisher (16)                 --               --                            --      *

Alan Sheinwald                                  --               --                            --      *

Gary Ziegler                                    --               --                            --      *

Jared Shaw                                      --               --                            --      *

Jeff Hermanson                                  --               --                            --      *

John C. Buser                                   --               --                            --      *

Michael J. Weiss                                --               --                            --      *

Michael Kooper                                  --               --                            --      *

Northbar Capital Inc.                           --               --                            --      *

RA Schafer                                      --               --                            --      *

Richard L. Taney                                --               --                            --      *

Scott C. Paston                                 --               --                            --      *

Salvatore Ianuzzi, Bonita Ianuzzi               --               --                            --      *

Gregg Sedun                                     --               --                            --      *

Bruce Newberg (17)                              --               --                            --      *

Woodmont Investments Limited                    --               --                            --      *

Julius H. Roma (18)                             --               --                            --      *

Mark Collins                                    --               --                            --      *

Andrew J. Dauro                                 --               --                            --      *


                                      -19-


                                      SHARES BENEFICIALLY
                                       OWNED PRIOR TO THE            SHARES OF COMMON STOCK
                                            OFFERING                BEING SOLD IN THE OFFERING
                                    ---------------------  ------------------------------------------------


                                                                         UPON CONVERSION         UPON
                                                                           OF SERIES C      EXERCISE OF C
                                                                         PREFERRED STOCK       WARRANTS
NAME OF SELLING STOCKHOLDER          NUMBER (2)     %      COMMON STOCK       (2)(3)            (2)(3)
----------------------------------  -----------  --------  ------------    ------------      ------------
Brian Judge & Diana Garehitorena        15,473      *         15,473               --               --

Mario Cassara & Iris Cassara            15,473      *         15,473               --               --

Norbert Olinger                         15,473      *         15,473               --               --

North Metropolitan Radiology
Assoc, LLP 401K Profit Sharing
Plan FBO: Stuart Jacobson               15,473      *         15,473               --               --

Oscar Garza                             15,473      *         15,473               --               --

Paul Russo III                          15,473      *         15,473               --               --

Robert B. Kinney                        15,473      *         15,473               --               --

Gene Salkind                            15,472      *          8,667            6,806               --

Jeffrey Cox                             15,472      *          8,667            6,806               --

Jerome L. Dreyfuss                      15,472      *          8,667            6,806               --

Richard Weiner                          15,472      *          8,667            6,806               --

Steven J. Cooper                        15,472      *          8,667            6,806               --

Thomas J. Franco                        15,472      *          8,667            6,806               --

Judith Ellen Olinger (19)               15,471      *         15,471               --               --


Margaret Josling (9)                    15,414      *          4,555               --            2,178

TKB Ventures Ltd. (Brian
Josling) (9)                            15,414      *          4,555               --            2,178

Hudson Valley Capital Management        14,476      *         14,476               --               --


Monad Realty Inc.                       13,925      *          7,800            6,125               --

W.M. Sherman                            13,925      *          7,800            6,125               --

Michael Rapp                            13,333      *             --               --               --

Ashraf Abdelaal                         13,221      *          7,777               --            5,444

Robert Klein and Myriam Gluck           13,067      *         13,067               --               --

Broadband Capital Management            12,998      *             --               --               --

Greg Downes                             12,378      *          6,933            5,444               --

Margaret & Donald Wisnasky              12,378      *          6,933            5,444               --

Peter Yaskowitz                         12,378      *          6,933            5,444               --


David & Marilyn Balk JT WROS            10,889      *             --               --           10,889

Jeffrey Schnipper                       10,889      *             --               --           10,889

Mark Capital LLC                        10,889      *             --               --           10,889

Richard Melnick                         10,889      *             --               --           10,889


SDIRA FBO Davina Lockhart               10,889      *          4,083            6,806               --

SDIRA FBO Roger Lockhart                10,889      *          4,083            6,806               --

William M. Levin                        10,889      *          4,083            6,806               --


Strategic Partners Ltd.                 10,886      *             --               --           10,886


Reginald T. Grzeskowiak & Nancy
Grzeskowiak                             10,100      *          2,750            4,083            3,267

Silicon Valley Bank                     10,000      *             --               --               --

SDIRA FBO Alan E. Ennis (SEP/IRA)        9,800      *          3,675            6,125               --

Mark Ford                                9,644      *             --               --               --

James St. Clair                          9,406      *          1,633            2,722               --

John Jay Gebhardt                        9,333      *          9,333               --               --

Allan L. Sparlin                         9,283      *          5,200            4,083               --

SDIRA FBO Robert Vaughan                 9,283      *          5,200            4,083               --

Alan Cohen                               9,044      *          3,600            5,444               --

Sean Callahan                            8,750      *             --               --               --

John Simonelli                           8,702      *          3,263            5,439               --

Bedding Discounts                        8,417      *          5,695               --            2,722



Thomas A.Counts                          8,166      *          8,166               --               --

Alan Robbins                             7,736      *          7,736               --               --

Louis Berrick                            7,736      *          7,736               --               --

Ronald L. Nilsen                         7,736      *          7,736               --               --

James E. Ducharme                        7,736      *          4,333            3,403               --

John A. Marrone                          7,736      *          4,333            3,403               --

Robert Dombrowski                        7,672      *          1,633            2,722               --

John Green                               7,418      *             --               --            2,178

Samson Consulting Corp                   6,733      *          4,555               --            2,178

Phil Wagenheim                           6,667      *             --               --               --


                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                    SHARES OF COMMON STOCK                 OWNED AFTER
                                                  BEING SOLD IN THE OFFERING             THE OFFERING(1)
                                       ------------------------------------------------  ---------------

                                                      UPON CONVERSION
                                            UPON       OF SERIES B OR         UPON
                                         EXERCISE OF       SERIES D        PAYMENT OF
                                           OTHER       PREFERRED STOCK     DEBENTURE
NAME OF SELLING STOCKHOLDER               WARRANTS          (2)(3)         FACILITY (4)     NUMBER    %
----------------------------------       ----------   ----------------     ------------  ---------  ----
Brian Judge & Diana Garehitorena                --               --                            --      *

Mario Cassara & Iris Cassara                    --               --                            --      *

Norbert Olinger                                 --               --                            --      *

North Metropolitan Radiology
Assoc, LLP 401K Profit Sharing
Plan FBO: Stuart Jacobson                       --               --                            --      *

Oscar Garza                                     --               --                            --      *

Paul Russo III                                  --               --                            --      *

Robert B. Kinney                                --               --                            --      *

Gene Salkind                                    --               --                            --      *

Jeffrey Cox                                     --               --                            --      *

Jerome L. Dreyfuss                              --               --                            --      *

Richard Weiner                                  --               --                            --      *

Steven J. Cooper                                --               --                            --      *

Thomas J. Franco                                --               --                            --      *

Judith Ellen Olinger (19)                       --               --                            --      *

Monad Realty Inc.                               --               --                            --      *

W.M. Sherman                                    --               --                            --      *

Michael Rapp                                13,333               --                            --      *

Ashraf Abdelaal                                 --               --                            --      *

Robert Klein and Myriam Gluck                   --               --                            --      *

Broadband Capital Management                12,998               --                            --      *

Greg Downes                                     --               --                            --      *

Margaret & Donald Wisnasky                      --               --                            --      *

Peter Yaskowitz                                 --               --                            --      *

Carlos Belfiore                             11,667               --                            --      *

SDIRA FBO Davina Lockhart                       --               --                            --      *

SDIRA FBO Roger Lockhart                        --               --                            --      *

William M. Levin                                --               --                            --      *

Reginald T. Grzeskowiak & Nancy
Grzeskowiak                                     --               --                            --      *

Silicon Valley Bank                         10,000               --                            --      *

SDIRA FBO Alan E. Ennis (SEP/IRA)               --               --                            --      *

Mark Ford                                    9,644               --                            --      *

James St. Clair                              5,050               --                            --      *

John Jay Gebhardt                               --               --                            --      *

Allan L. Sparlin                                --               --                            --      *

SDIRA FBO Robert Vaughan                        --               --                            --      *

Alan Cohen                                      --               --                            --      *

Sean Callahan                                8,750               --                            --      *

John Simonelli                                  --               --                            --      *

Bedding Discounts                               --               --                            --      *



Thomas A.Counts                                 --               --                            --      *

Alan Robbins                                    --               --                            --      *

Louis Berrick                                   --               --                            --      *

Ronald L. Nilsen                                --               --                            --      *

James E. Ducharme                               --               --                            --      *

John A. Marrone                                 --               --                            --      *

Robert Dombrowski                            3,317               --                            --      *

John Green                                   5,240               --                            --      *

Samson Consulting Corp                          --               --                            --      *

Phil Wagenheim                               6,667               --                            --      *


                                      -20-


                                      SHARES BENEFICIALLY
                                       OWNED PRIOR TO THE            SHARES OF COMMON STOCK
                                            OFFERING                BEING SOLD IN THE OFFERING
                                    ---------------------  ------------------------------------------------


                                                                         UPON CONVERSION         UPON
                                                                           OF SERIES C      EXERCISE OF C
                                                                         PREFERRED STOCK       WARRANTS
NAME OF SELLING STOCKHOLDER          NUMBER (2)     %      COMMON STOCK       (2)(3)            (2)(3)
----------------------------------  -----------  --------  ------------    ------------      ------------
James C. Craig Jr                        6,533      *          2,450            4,083               --

Martin & Linda Mennes                    6,533      *          2,450            4,083               --

Claude Ware                              6,288      *             --               --               --

Claude & Hee Jin Ware                    6,189      *          3,467            2,722               --

Jacob Kohannim                           6,189      *          3,467            2,722               --

Jean Zurstrassen                         6,189      *          3,467            2,722               --

Robert E. Dettle                         6,189      *          3,467            2,722               --

SDIRA FBO John Green (Roth/IRA)          6,189      *          3,467            2,722               --

Tracy Standridge, Kay L
Standridge                               6,189      *          3,467            2,722               --

Gregoire Dstreel                         6,189      *          6,189               --               --

Wolfe LP                                 5,693      *          5,693               --               --

Byron Rosenstein                         5,444      *             --               --            5,444


Alan Sheinwald                           5,444      *             --               --            5,444

Gary Ziegler                             5,444      *             --               --            5,444

Jared Shaw                               5,444      *             --               --            5,444

Jeff Hermanson                           5,444      *             --               --            5,444

John C. Buser                            5,444      *             --               --            5,444

Michael J. Weiss                         5,444      *             --               --            5,444

Michael Kooper                           5,444      *             --               --            5,444

Northbar Capital Inc.                    5,444      *             --               --            5,444

RA Schafer                               5,444      *             --               --            5,444

Richard L. Taney                         5,444      *             --               --            5,444


Earl P. Correa                           4,642      *          2,600            2,042               --

Paul Sanberg                             4,642      *          2,600            2,042               --

Michael J. Leja (20)                     4,556      *          1,833            2,722               --

David P. Garmus, Caren M. Garmus         4,414      *          4,414               --               --

SDIRA FBO Rosa Maria Lukens              4,373      *          2,331            2,042               --

Kimball & Cross Investment
Management Corp.                         3,686      *             --               --               --

Market Pathways Financial                3,094      *          1,733            1,361               --

William Tonyes                           3,094      *          1,733            1,361               --

SDIRA FBO David W. Komar ROL IRA         3,094      *          1,733            1,361               --

David & Michael Lega                     2,722      *             --            2,722               --

Gary Miller                              2,450      *          2,450               --               --

William King                             2,041      *          2,041               --               --

Elliott Smith                            1,667      *             --               --               --

Jeffrey Meshel                           1,667      *             --               --               --

Karl Brenza                              1,667      *             --               --               --

Chris Shufeldt                           1,519      *             --               --               --

Daniel Pietro                              833      *             --               --               --

Roger Lockhart                             833      *             --               --               --

Thomas Corona                              400      *             --               --               --

Gene Super                                 340      *             --               --               --


                                                                                             SHARES
                                                                                          BENEFICIALLY
                                                    SHARES OF COMMON STOCK                 OWNED AFTER
                                                  BEING SOLD IN THE OFFERING             THE OFFERING(1)
                                       ------------------------------------------------  ---------------

                                                      UPON CONVERSION
                                            UPON       OF SERIES B OR         UPON
                                         EXERCISE OF       SERIES D        PAYMENT OF
                                           OTHER       PREFERRED STOCK     DEBENTURE
NAME OF SELLING STOCKHOLDER               WARRANTS          (2)(3)         FACILITY (4)     NUMBER    %
----------------------------------       ----------   ----------------     ------------  ---------  ----
James C. Craig Jr                               --               --                            --      *

Martin & Linda Mennes                           --               --                            --      *

Claude Ware                                  6,288               --                            --      *

Claude & Hee Jin Ware                           --               --                            --      *

Jacob Kohannim                                  --               --                            --      *

Jean Zurstrassen                                --               --                            --      *

Robert E. Dettle                                --               --                            --      *

SDIRA FBO John Green (Roth/IRA)                 --               --                            --      *

Tracy Standridge, Kay L
Standridge                                      --               --                            --      *

Gregoire Dstreel                                --               --                            --      *

Wolfe LP                                        --               --                            --      *

Byron Rosenstein                                --               --                            --      *

Earl P. Correa                                  --               --                            --      *

Paul Sanberg                                    --               --                            --      *

Michael J. Leja (20)                            --               --                            --      *

David P. Garmus, Caren M. Garmus                --               --                            --      *

SDIRA FBO Rosa Maria Lukens                     --               --                            --      *

Kimball & Cross Investment
Management Corp.                             3,686               --                            --      *

Market Pathways Financial                       --               --                            --      *

William Tonyes                                  --               --                            --      *

SDIRA FBO David W. Komar ROL IRA                --               --                            --      *

David & Michael Lega                            --               --                            --      *

Gary Miller                                     --               --                            --      *

William King                                    --               --                            --      *

Elliott Smith                                1,667               --                            --      *

Jeffrey Meshel                               1,667               --                            --      *

Karl Brenza                                  1,667               --                            --      *

Chris Shufeldt                               1,519               --                            --      *

Daniel Pietro                                  833               --                            --      *

Roger Lockhart                                 833               --                            --      *

Thomas Corona                                  400               --                            --      *

Gene Super                                     340               --                            --      *

* Less than 1%.

(1) Assumes that all shares being offered by each selling stockholder under this prospectus are sold and that each selling stockholder acquires no additional shares of common stock before the completion of this offering.

(2) The holders of the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock are subject to a conversion blocker that caps the number of shares eligible for conversion so that the holder will not beneficially own more than 9.999% of the outstanding Common Stock after such conversion. The 9.999% conversion blocker currently prevents North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC, North Sound Legacy International Ltd, and SDS Capital Group SPC, Ltd. from converting any of their Convertible Preferred Stock into shares of common stock. North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. are the only holders of the Series B Convertible Preferred Stock and the Series D Convertible Preferred Stock.

(3) Under an agreement between P-Com and the holders of the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and P-Com's Series C Warrants, P-Com is required to register the resale of a number of shares equal to 125% of the shares of common stock initially issuable upon conversion or exercise of these securities. This results in the following additional shares being registered for resale by the selling stockholders, which are not reflected in the table above:

           Series C Convertible Preferred Stock             884,713
           Series D Convertible Preferred Stock             111,111
           Series C Warrants                                366,675
                                                          ---------
           Total Additional Shares Being Registered       1,362,499

(4) Under an agreement between P-Com and SDS Capital Group SPC, Ltd., P-Com is required to register the resale of a number of shares equal to 6,000,000 shares of Common Stock which shares may be used to make quarterly installment payments to SDS Capital Group SPC, Ltd. under the Promissory Notes, dated November 26, 2004 and January __, 2005. The warrants consist of 528,000 shares which have been issued and include an additional 272,000 shares which shall be issued on January __, 2005. In the event that P-Com elects to make amortization payments in shares of Common Stock, P-Com is limited to the number of shares it may use in the event that such payment would cause SDS Capital Group SPC, Ltd. to beneficially own more than 9.9% of the outstanding Common Stock.

(5) Convertible securities include shares of Series B Convertible Preferred Stock and Series D Convertible Preferred Stock of P-Com.

(6) For purposes of determining beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, this total includes shares beneficially owned by North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd.

(7) Mr. Smookler is a Director of P-Com and is the President and Chief Executive Officer of P-Com.

(8) Mr. Roberts is Chairman of the Board of Directors of P-Com.

(9) For purposes of determining beneficial ownership in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, this total includes shares beneficially owned by Margaret Josling and TKB Ventures. Mr. Josling is a Director of P-Com.

(10) Mr. Fromm is a Director of P-Com.

(11) Mr. Roos is a Director of P-Com.

(12) Represents 30,944 shares held by the Century Trust dated 12/19/94. David Wilstein and Susan Wilstein, trustees of the Century Trust dated 12/19/94, have voting and dispositive power over the shares of common stock held by the trust.

(13) Represents 30,944 shares held by the Helen Jones Marital Trust. Michael Rucker, trustee of the Helen Jones Marital Trust, has voting and dispositive power over the shares of common stock held by the trust.

(14) Represents 26,933 shares held by the Allen Solomon Trust. Allen Solomon, trustee of the Allen Solomon Trust, has voting and dispositive power over the shares of common stock held by the trust.

(15) Represents 24,756 shares held by the David Wiener Revocable Trust - 96. David Wiener, trustee of the David Wiener Revocable Trust - 96, has voting and dispositive power over the shares of common stock held by the trust.

(16) Represents 17,049 shares held by the James R and Diane R. Fisher Living Trust. James R. and Diane R. Fisher, trustees of the james R. and Diane R. Fisher Living Trust, have voting and dispositive power over the shares of common stock held by the trust.

(17) Represents 16,667 shares held by the Newberg Family Trust. Bruce Newberg, trustee of the Newberg Family Trust, has voting and dispositive power over the shares of common stock held by the trust.

(18) Represents 15,944 shares held by the Julius H. Roma Revocable Trust. Julius
H. Roma, trustee of the Julius H. Roma Revocable Trust, has voting and dispositive power over the shares of common stock held by the trust.

(19) Represents 15,471 shares held by the Judith Ellen Olinger Revocable Trust. Judith Ellen Olinger, trustee of the Judith Ellen Olinger Revocable Trust, has voting and dispositive power over the shares of common stock held by the trust.

(20) Represents 4,556 shares held by the Michael J. Leja Revocable Trust. Michael J.Leja, trustee of the Michael J. Leja Revocable Trust, has voting and dispositive power over the shares of common stock held by the trust.

                              PLAN OF DISTRIBUTION


      We are registering, on behalf of the selling stockholders, 5,569,524 shares of common stock that are currently outstanding, 4,365,214 shares of common stock that are issuable upon conversion of our outstanding convertible preferred stock, 2,923,643 shares of common stock that are issuable upon exercise of outstanding warrants and warrants that will be outstanding prior to the effectiveness of the registration statement of which this prospectus is a part and 6,000,000 shares of common stock that may be issued as payment under our outstanding promissory notes. We issued these securities to the selling stockholders in private placement transactions. The selling stockholders named in the table above or their pledgees, donees, transferees or other successors-in-interest who receive convertible securities from the selling stockholders as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus may sell the shares of common stock listed in the table above from time to time. Each selling stockholder will act independently in making decisions regarding the timing, manner and size of each sale. The sales may be made on the OTC Bulletin Board or on any stock exchange or automated interdealer quotation system on which the common shares are listed or quoted at the time of sale, in the over-the-counter market, through put or call option transactions relating to the shares, in negotiated transactions, or a combination of such methods of sale or otherwise, at prices and on terms then prevailing or at prices related to the then current market price. The selling stockholders may effect these transactions by selling the shares of common stock to or through broker-dealers, or not. The shares of common stock may be sold through one or more of, or a combination of, the following:


      o a block trade in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

      o "at the market" to or through market makers into an existing market for the shares;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o through transactions in options, swaps or other derivative securities (whether exchange-listed or otherwise);

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      o     in privately negotiated transactions; and

      o     any other method permitted by applicable law.

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

      The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out those short positions. The selling stockholders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares covered by this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default the broker-dealer may sell the pledged shares under this prospectus.

      Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any shares covered by this prospectus which qualify for sale in compliance with Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, and that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

      The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, provisions of which may limit the timing of purchases and sales of the shares of our common stock by the selling stockholders.

      We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

      We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against various liabilities, including liabilities arising under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

      This section describes the material terms of our capital stock and related terms of our certificate of incorporation and bylaws as currently in effect. This summary is not complete. For more detailed information, please see our certificate of incorporation and bylaws. All share numbers relating to our common stock have been adjusted to reflect the 1-for-30 reverse split of our common stock effected on July 19, 2004.

AUTHORIZED CAPITAL STOCK

      We are currently authorized to issue a total of 37,000,000 shares of capital stock consisting of:

      o     35,000,000 shares of common stock, par value $0.0001 per share; and

      o     2,000,000 shares of preferred stock, par value $0.0001 per share.

COMMON STOCK

      Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of common stock are entitled to receive dividends, ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets remaining after satisfaction of liabilities and the liquidation preference of any shares of preferred stock that are outstanding at that time. Holders of common stock have no preemptive rights and no right to convert their common stock onto any other securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future without further stockholder approval. As of December 7, 2004, 11,810,280 shares of our common stock were issued and outstanding.

PREFERRED STOCK

      Our board of directors is authorized to issue from time to time, without further stockholder approval, up to an aggregate of 2,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. We may issue preferred stock in ways that may delay, defer or prevent a change in control of the company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Series A Junior Participating Preferred Stock

      We have designated 500,000 shares of our preferred stock as Series A Junior Participating Preferred Stock, which are issuable under certain circumstances pursuant to our stockholder rights plan, which is described in more detail below. No shares of Series A Junior Participating Preferred Stock are currently issued or outstanding.

Series B Convertible Preferred Stock

      We have designated 1,000,000 shares of our preferred stock as Series B Convertible Preferred Stock, of which approximately 108,406 shares were issued and outstanding as of December 7, 2004. The holders of Series B Convertible Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

      o Voting. Except as required by the Delaware law, the holders of Series B Convertible Preferred Stock are not entitled to any voting rights.

      o Conversion. The Series B Convertible Preferred Stock has a stated value of $21.138 per share. Each share of Series B Convertible Preferred Stock is convertible into a number of shares of common stock equal to the stated value plus any accrued and unpaid dividends divided by an initial conversion price of $6.00. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. Pursuant to an agreement with us, the holders of Series B Convertible Preferred Stock are obligated to convert their shares into shares of common stock as soon as reasonably practicable. However, no holder of Series B Convertible Preferred Stock will be required to convert its shares into shares of common stock if the conversion would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of our outstanding common stock.

      o Dividends. Holders of Series B Convertible Preferred Stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. Holders of Series B Convertible Preferred Stock are also entitled to share pro-rata, on an as-converted basis, in any dividends or other distributions that may be declared by the board of directors with respect to the common stock.

      o Liquidation. If we liquidate, dissolve or wind up, the holders of Series B Convertible Preferred Stock are entitled to receive the stated value of their shares plus all accrued and unpaid dividends prior to any amounts being paid to the holders of our common stock. In addition, the holders of Series B Convertible Preferred Stock are entitled to share ratably together with the holders of common stock in all remaining assets after the satisfaction of all other liquidation preferences.

      o Redemption. The holders of Series B Convertible Preferred Stock have the right to require us to purchase all of their shares of Series B Convertible Preferred Stock upon the occurrence of certain events, such as the following:

            o We fail to remove any restrictive legend from certificates representing shares of our common stock that are issued to holders who convert their shares of Series B Convertible Preferred Stock;

            o We make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee;

            o Any bankruptcy, insolvency, reorganization or other proceeding for the relief of debtors is instituted by or against us and is not dismissed within 60 days;

            o We sell substantially all of our assets, merge or consolidate with any other entity or engage in a transaction that results in any person or entity acquiring more than 50% of our outstanding common stock on a fully diluted basis;

            o We fail to pay when due any payment with respect to any of its indebtedness in excess of $250,000;

            o We breach any agreement for monies owed or owing in an amount in excess of $250,000 and the breach permits the other party to declare a default or otherwise accelerate the amounts due under that agreement; or

            o We permit a default under any agreement to remain uncured and the default would or is likely to have a material adverse effect on our business, operations, properties or financial condition.

Series C Convertible Preferred Stock

      We have designated 10,000 shares of our preferred stock as Series C Convertible Preferred Stock, of which approximately 6,066 shares were issued and outstanding as of December 7, 2004. The holders of Series C Convertible Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

      o Voting. The holders of Series C Convertible Preferred Stock are entitled to vote together with the holders of our common stock, as a single class, on all matters submitted to a vote of our stockholders. The holders of Series C Convertible Preferred Stock are entitled to a number of votes equal to the number of shares of common stock that would be issued upon conversion of their shares of Series C Convertible Preferred Stock.

      o Conversion. The Series C Convertible Preferred Stock has a stated value of $1,750 per share. Each share of Series C Convertible Preferred Stock is convertible into a number of shares of common stock equal to the stated value, plus any accrued and unpaid dividends, divided by an initial conversion price of $3.00. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. The conversion price is also subject to adjustment in the event that we make a dilutive issuance of common stock or other securities that are convertible into or exercisable for common stock at an effective per share purchase price that is less than the conversion price of the Series C Convertible Preferred Stock that is in effect at the time of the dilutive issuance. The holders of Series C Convertible Preferred Stock may convert their shares into shares of common stock at any time. However, no holder of Series C Convertible Preferred Stock may convert its shares into shares of common stock if the conversion would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of our outstanding common stock.

      o Dividends. Holders of Series C Convertible Preferred Stock are entitled to receive, out of legally available funds, dividends at the rate of 6% per annum beginning on the first anniversary of their date of issuance and 8% per annum beginning on the second anniversary of their date of issuance. Dividends are payable semi-annually, either in cash or shares of our common stock.

      o Liquidation. If we liquidate, dissolve or wind up, the holders of Series C Convertible Preferred Stock are entitled to receive the stated value of their shares plus all accrued and unpaid dividends prior to any amounts being paid to the holders of Series B Convertible Preferred Stock and common stock. In addition, the holders of Series C Convertible Preferred Stock are entitled to share ratably together with the holders of Series B Convertible Preferred Stock and common stock in all remaining assets after the satisfaction of all other liquidation preferences.

      o Redemption. The holders of Series C Convertible Preferred Stock have the right to require us to purchase all of their shares of Series C Convertible Preferred Stock upon the occurrence of certain events, such as the following:

            o We fail to remove any restrictive legend from certificates representing shares of our common stock that are issued to holders who convert their shares of Series C Convertible Preferred Stock;

            o We make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee;

            o Any bankruptcy, insolvency, reorganization or other proceeding for the relief of debtors is instituted by or against us and is not dismissed within 60 days;

            o We sells substantially all of our assets, merge or consolidate with any other entity or engages in a transaction that results in any person or entity acquiring more than 50% of our outstanding common stock on a fully diluted basis;

            o We fail to pay when due any payment with respect to any of its indebtedness in excess of $250,000;

            o We breach any agreement for monies owed or owing in an amount in excess of $250,000 and the breach permits the other party to declare a default or otherwise accelerate the amounts due under that agreement; or

            o We permit a default under any agreement to remain uncured and the default would or is likely to have a material adverse effect on our business, operations, properties or financial condition.

Series D Convertible Preferred Stock

      We have designated 2,000 shares of our preferred stock as Series D Convertible Preferred Stock, of which 2,000 shares were issued and outstanding as of December 7, 2004. The holders of Series D Convertible Preferred Stock are entitled to certain rights and preferences with respect to the holders of our common stock, including the following:

      o Voting. The holders of Series D Convertible Preferred Stock are entitled to vote together with the holders of our common stock and holders of Series C Convertible Preferred Stock, as a single class, on all matters submitted to a vote of our stockholders. The holders of Series D Convertible Preferred Stock are entitled to a number of votes equal to the number of shares of common stock that would be issued upon conversion of their shares of Series D Convertible Preferred Stock.

      o Conversion. The Series D Convertible Preferred Stock has a stated value of $1,000 per share. Each share of Series D Convertible Preferred Stock is convertible into a number of shares of common stock equal to the stated value divided by an initial conversion price of $4.50. This conversion price is subject to adjustment for any stock splits, stock dividends or similar transactions. The holders of Series D Convertible Preferred Stock may convert their shares into shares of common stock at any time. However, no holder of Series D Convertible Preferred Stock may convert its shares into shares of common stock if the conversion would cause the holder or any of its affiliates, individually or in the aggregate, to beneficially own more than 9.999% of our outstanding common stock.

      o Dividends. Holders of Series D Convertible Preferred Stock are entitled to share pro-rata, on an as-converted basis, in any dividends or other distributions that may be declared by the board of directors with respect to the common stock.

      o Liquidation. If we liquidate, dissolve or wind up, the holders of Series D Convertible Preferred Stock and the holders of Series C Convertible Preferred Stock are entitled to receive the stated value of their respective shares plus all accrued and unpaid dividends, pari passu, and prior to any amounts being paid to the holders of Series B Convertible Preferred Stock and common stock. In addition, the holders of Series D Convertible Preferred Stock are entitled to share ratably together with the holders of Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and common stock in all remaining assets after the satisfaction of all other liquidation preferences.

      o Redemption. The holders of Series D Convertible Preferred Stock have the right to require us to purchase all of their shares of Series D Convertible Preferred Stock upon the occurrence of certain events, such as the following:

            o We fail to remove any restrictive legend from certificates representing shares of our common stock that are issued to holders who convert their shares of Series D Convertible Preferred Stock;

            o We make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver or trustee;

            o Any bankruptcy, insolvency, reorganization or other proceeding for the relief of debtors is instituted by or against us and is not dismissed within 60 days;

            o We sell substantially all of our assets, merge or consolidate with any other entity or engages in a transaction that results in any person or entity acquiring more than 50% of our outstanding common stock on a fully diluted basis;

            o We fail to pay when due any payment with respect to any of its indebtedness in excess of $250,000;

            o We breach any agreement for monies owed or owing in an amount in excess of $250,000 and the breach permits the other party to declare a default or otherwise accelerate the amounts due under that agreement; or

            o We permit a default under any agreement to remain uncured and the default would or is likely to have a material adverse effect on our business, operations, properties or financial condition.

ANTI-TAKEOVER PROVISIONS

      Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws.

      Provisions of our certificate of incorporation and bylaws may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the board the power to discourage acquisitions that some stockholders may favor.

      Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changing control or management of us.


      Classified Board of Directors. Our certificate of incorporation provides for the board of directors to be divided into three classes, each with a staggered three-year term. As a result, only one class of directors is elected at each annual meeting of stockholders, and each of the two other classes of directors continue to serve for the remainder of their respective three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation provides that the number of directors is fixed in the manner provided in the bylaws. Our bylaws provide that the number of directors will be fixed from time to time by the board or by the stockholders at an annual meeting.


      Requirements for Advance Notification of Stockholder Meetings, Vacancies and Newly Created Directorships. Our bylaws prohibit the conduct of any business at a special meeting of the stockholders other than as specified in the notice of special meeting. This provision may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Additionally, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum. This provision may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of us.

      Amendment Provisions. Our certificate of incorporation grant our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Stockholder Rights Plan

      We currently have in effect a stockholder rights plan, which is governed by the terms and conditions contained in the Amended and Restated Rights Agreement, dated as of January 24, 2001, between us and Fleet National Bank, as rights agent. In the event that we are acquired in a asset purchase or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, each holder of our common stock will have the right to receive that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. In the event that any person becomes the beneficial owner of 15% or more of the outstanding shares of our common stock proper provision shall be made so that each holder of our common stock, other than the acquiring person, will thereafter have the right to receive that number of shares of our common stock or preferred stock (or cash, other securities or property) of having a market value of two times the exercise price of the right.

      The rights plan has certain anti-takeover effects. The rights plan will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights plan should not interfere with any asset purchase or other business combination approved by the board of directors because the rights granted to each holder of common stock may be redeemed by us prior to such asset purchase or other business combination.

                                  RECENT EVENTS

EMPLOYMENT AGREEMENTS

      On November 3, 2004, P-Com entered into retention agreements with two of its senior executives, Don Meiners, its Vice President of Operations, and Randall L. Carl, its Vice President of Sales and Marketing - Licensed Products. Under the terms of the agreements, in the event that either Messrs. Meiners or Carl are terminated without cause, the Company is obligated to pay their base salary for a period of six months, and all options previously granted shall vest in accordance with their terms for a period of two years following the date of such termination.

      In the event that Messrs. Meiners or Carl are terminated within twelve months of a change in control, P-Com is obligated to pay their salary for a period of one year following such termination and all options granted shall automatically accelerate so that each option will become fully vested and immediately exercisable for the total number of shares of Common Stock subject to those options ("Severance Benefits"). For purposes of the agreements, a Change of Control shall mean any of the following transactions effecting a change in ownership or control of the Company: (a) a merger or consolidation in which the Company is not the surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; (c) any reverse merger in which the Company is the surviving entity but in which securities representing 50% or more of the total combined voting power of the Company outstanding securities are transferred to a person(s) different from the person(s) holding those securities immediately prior to such merger; or (d) the acquisition, directly or indirectly by a person or related group of persons of beneficial ownership of securities possessing more than 30% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.

      Messrs. Meiners and Carl shall be entitled to receive their Severance Benefits if, at any time within twelve months of a Change of Control: (a) his level of responsibility at the Company is materially reduced; (b) his place of employment is moved to a location that is more than 50 miles from his place of employment immediately prior to a Change in Control; or (c) his salary or bonus plan is reduced without his prior written consent.

DEBENTURE FINANCING

      On November 3, 2004, the Company entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with a purchaser ("Purchaser") whereby the Purchaser has agreed to purchase debentures from the Company in the aggregate principal amount of up to $5,000,000 (the "Notes"). In addition, the Company has agreed to issue warrants to purchase in the aggregate up to 800,000 shares of the Company's common stock (the "Warrants"). The Warrants will have an initial exercise price of $1.50 and a term of five years. The Notes and Warrants shall be issued in two closings. The first closing took place on November 26, 2004 and consisted of $3,300,000 principal amount of Notes. The Purchase Agreement originally contemplated that the second closing would take place no later than December 30, 2004. The parties have agreed to extend the second closing until January 28, 2005, which date shall be prior to the effectiveness of the registration statement of which this prospectus is a part, and shall consist of $1,700,000 principal amount of Notes. For the period beginning on the first closing and ending on the second closing, the Company has agreed not to pay more than $250,000 in proceeds from the first closing to satisfy the indebtedness owed to Agilent Financial Services, Inc. ("Agilent") among other conditions. The second closing is conditioned on P-Com entering into an agreement with Agilent limiting the remaining payments to Agilent to no more than $100,000 per month over a period of sixteen months following the second closing.

      The Notes are payable in eight equal quarterly installments. The Notes shall bear interest at an interest rate equal to seven percent (7%) per annum, increasing to eight percent (8%) on July 1, 2005, and ten percent (10%) on April 1, 2006 through the maturity date. The principal and interest payments due may be paid in either shares of the Company's common stock, cash or a combination of both. The number of shares of common stock that may be used to pay the quarterly installments is capped at 6,000,000 shares of common stock.

      The Company also entered into a Registration Rights Agreement with the Purchaser that obligates the Company to register the 6,000,000 shares of common stock that may be used to make the quarterly payments and the 800,000 shares of common stock issuable upon exercise of the Warrants. The Company is obligated to register such shares with the Securities and Exchange Commission within forty-five (45) days after the first closing. The Company has received a waiver of this requirement and has received an extension through January 28, 2005.

      In the event that the Company enters into a definitive agreement relating to any transaction in which the Company issues greater than forty percent (40%) of its common stock outstanding or enters into a transaction resulting in a change of control, as such term is defined in the Purchase Agreement (an "Organic Change Transaction"), then the Purchaser's obligation to fund the second closing shall terminate. In the event that the Purchaser has already funded the second closing upon the Organic Change Transaction, then the Purchaser shall have the right to demand cash payment of the amount funded under the second closing.

      Under the terms of the Note, in the event that the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic),
(vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing, or a proceeding shall be commenced regarding the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty
(60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days, then the outstanding principal balance and accrued interest shall be automatically due and payable.

      In connection with the issuance of the $3.3 million Note, P-Com issued a warrant to purchase 528,000 shares of the Company's common stock.

RESTRUCTURING OF AGILENT FINANCIAL SERVICES OBLIGATION

      On November 30, 2004, the Company and Agilent entered into a Stipulation to Amend the Stipulation for Entry of Judgment (Endorsed July 9, 2003) and the June 30, 2003 Order Setting Dismissal Review ("Stipulation to Amend"). Under the terms of the Stipulation to Amend, the payment of the $1.725 million obligation due to Agilent on December 1, 2004, has been restructured. P-Com shall pay Agilent in accordance with the following schedule: (a) an initial payment of $250,000 no later than December 1, 2004; (b) monthly payments of $92,187.50 for sixteen months, from January 1, 2005, up to and including April 1, 2006; and (c) on the earlier of (i) May 1, 2006 or (ii) within thirty (30) days of full payment by P-Com to Agilent of the $1.725 million, P-Com shall pay any and all interest that has accrued pursuant to the Stipulation to Amend. Interest shall accrue on the $1.725 million at the rate of 10.25% per annum from December 1, 2004. In connection with the Stipulation to Amend, P-Com issued a warrant to purchase 178,571 shares of the Company's common stock to Agilent. The warrants have an initial exercise price of $0.56 and a term of five years.

                             VALIDITY OF THE SHARES

      The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP.

                                     EXPERTS

      The consolidated financial statements of P-Com, Inc. as of December 31, 2003, and for the year then ended, have been incorporated by reference into this prospectus and in the registration statement to which this prospectus relates in reliance upon the report of Aidman, Piser & Company, P.A., the Company's independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

      The financial statements of Speedcom Wireless Corporation as of December 31, 2002, and for the year then ended, have been incorporated by reference into this prospectus and in the registration statement to which this prospectus relates in reliance upon the report of Aidman, Piser & Company, P.A., Speedcom's independent auditors, and upon the authority of said firm as experts in accounting and auditing.


      The consolidated financial statements of P-Com, Inc. as of December 31, 2001 and 2002, and for the three years ended December 31, 2002, have been incorporated by reference into this prospectus and in the registration statement to which this prospectus relates in reliance upon the report (which includes an explanatory paragraph relating to the our ability to continue as a going concern as described in Note 1 to the financial statements), of PricewaterhouseCoopers, LLP, independent accountants, given upon the authority of said firm as experts in accounting and auditing.


                           INCORPORATION BY REFERENCE

      The SEC allows us to "incorporate by reference" certain information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference into this prospectus and refer you to the documents listed below:

      o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 30, 2004;

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed with the SEC on May 17, 2004, August 16, 2004 and November 12, 2004, respectively; and

      o Our Current Reports on Form 8-K, filed with the SEC on February 2, 2004, February 5, 2004, March 2, 2004, April 22, 2004, April 30,
            2004, June 15, 2004, June 29, 2004, July 12, 2004, July 19, 2004,
            July 23, 2004, August 2, 2004, September 23, 2004, October 4, 2004,
            October 14, 2004 and November 1, 2004.

      o All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to above.

      o The financial statements of Speedcom Wireless Corporation for its year ended December 31, 2002 and its nine-months ended September 30, 2003; and, certain pro-forma financial information related to our purchase of Speedcom Wireless Corporation, as filed with the SEC on Form 8-K dated December 24, 2003 and Form S-1 dated December 19, 2003.

      You may request, orally or in writing, a copy of these filings. We will provide the requested copies of these filings to you at no cost. Please direct your requests to:

                                   P-Com, Inc.
                          3175 S. Winchester Boulevard
                               Campbell, CA 95008
                            Telephone: (408) 866-3666
                           Attention: Daniel W. Rumsey

      This prospectus is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and a copy of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. You should read these reports to obtain additional information about our business, financial condition and results of operations.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

                                 Judiciary Plaza
                                    Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC at the address set forth above or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

      Information on any website of ours or the website of any of our subsidiaries is not part of this prospectus and you should not consider information contained on any such websites as part of this prospectus, unless that information is also contained in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         All costs and expenses incurred in connection with the sale and distribution of the common stock being registered for sale will be paid by the Registrant. The following is an itemized statement of these costs and expenses. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.


            SEC Registration Fee                                 $   704.14
            Printing and Engraving Expenses                               *
            Legal Fees and Expenses                                       *
            Accounting Fees and Expenses                                  *
            Miscellaneous                                                 *
                                                                 ----------

            Total                                                $        *
                                                                 ==========


-------------------------
*     To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 102 of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision that eliminates the personal liability of the directors of that corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's certificate of incorporation contains a provision that eliminates the personal liability of its directors in accordance with Section 102 of the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant's bylaws provides for mandatory indemnification of its directors and permissible indemnification of its officers, employees and other agents to the maximum extent permitted under the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with its officers and directors, which are intended to provide the Registrant's officers and directors with indemnification to the maximum extent permitted under the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

      See Index of Exhibits on page II-4.

ITEM 17. UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 28th day of January, 2004.



                                        P-COM, INC.


                                        By: /s/ Samuel Smookler
                                            ------------------------------------
                                            Samuel Smookler
                                            Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Samuel Smookler and Daniel
W. Rumsey, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned's capacity as a director and/or officer of P-Com, Inc.), to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Name                                  Title                                 Date
--------------------------------------------------------------------------------------------------
 /s/ Samuel Smookler             Chief Executive Officer (Principal              January 28, 2005
 --------------------------      Executive Officer) and Director
   Samuel Smookler


 /s/ Daniel W. Rumsey             Acting Chief Financial Officer, Vice           January 28, 2005
 --------------------------       President and General Counsel  (Principal
    Daniel W. Rumsey              Financial Officer and Principal Accounting
                                  Officer)


  /s/ George Roberts              Chairman of the Board                          January 28, 2005
  -------------------------
   George P. Roberts


  /s/ Frederick Fromm             Director                                       January 28, 2005
  -------------------------
    Frederick Fromm


 /s/ Brian T. Josling             Director                                       January 28, 2005
  -------------------------
    Brian T. Josling


   /s/ R. Craig Roos              Director                                       January 28, 2005
  -------------------------
     R. Craig Roos

                                INDEX OF EXHIBITS

EXHIBIT
NUMBER                         DESCRIPTION OF DOCUMENT

3.1(1) Restated Certificate of Incorporation, as amended and restated through October 12, 2004

3.1A(4) Amended and Restated Certificate of Designation of the Series A Junior Participating Preferred Stock

3.1B(10) Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock

3.1C(11) Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock

3.1D(13) Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock

3.2(12)        Bylaws, as amended and restated through December 3, 2003

4.1(13)        Form of Common Stock Certificate

4.2(14) Amended and Restated Rights Agreement, dated January 24, 2001, between Registrant and BankBoston, N.A

5.1            Opinion of Sheppard, Mullin, Richter & Hampton, LLP

10.1*(15)      1995 Stock Option/Stock Issuance Plan (as amended and restated
               through July 17, 2002)

10.2* Amendment to 1995 Stock Option/Stock Issuance Plan, effective as of December 3, 2003

10.3*(16)      Employee Stock Purchase Plan, as amended

10.18(17)      Form of Indemnification Agreement by and between the Company and each of its officers and directors and a list of signatories.

10.62(19)      Warrant to Purchase Stock, dated January 14, 2000, issued to
               Greyrock Capital.

10.63(18)      Registration Rights Agreement, dated January 14, 2000, by and between P-Com, Inc. and Greyrock Capital.

10.64(18)      Antidilution Agreement, dated January 14, 2000, by and between
               P-Com, Inc. and Greyrock Capital.

10.65(18)      Warrant to Purchase Stock, dated January 14, 2000, issued to
               Silicon Valley Bank. 10.66(18) Registration Rights Agreements, dated January 14, 2000, by and between P-Com, Inc. and Silicon
               Valley Bank.

10.67(18)      Antidilution Agreement, dated January 14, 2000, by and between
               P-Com, Inc. and Silicon Valley Bank.

10.90*(25)     Employment and Continuity of Benefits Agreement by and between
               George Roberts and P-Com, Inc., dated May 31, 2001.

10.92(27)      Common Stock PIPES Agreement, dated June 26, 2002, by and among
               P-Com, Inc and the investors signatory thereto.

10.98#(28)     Engagement Letter Agreement by and between P-Com, Inc. and Cagan
               McAfee Capital Partners dated December 10, 2001 and Addendum dated June 13, 2002.

10.99(28)      Warrant Issuance Agreement by and between P-Com, Inc. and Cagan
               McAfee Capital Partners dated December 1, 2001.

10.100(28)     Accounts Receivable Purchase Agreement by and between P-Com, Inc.
               and Silicon Valley Bank dated June 26, 2002.

10.101#(28)    OEM Agreement by and between P-Com, Inc. and Shanghai Datang
               Mobile Communications dated July 1, 2002.

10.107(30)     Loan and Security Agreement between P-Com, Inc. and Silicon
               Valley Bank dated September 20, 2002

10.108(30)     Loan and Security Agreement (Exim Program) between P-Com, Inc.
               and Silicon Valley Bank dated September 20, 2002.

10.109(30)     Secured Promissory Notes issued to Silicon Valley Bank dated
               September 20, 2002. 10.110(30) Warrant to Purchase Stock
               Agreement between P-Com, Inc. and Silicon Valley Bank dated
               September 20, 2002.

10.111(30)     Amendment to OEM Agreement between P-Com, Inc. and Shanghai
               Datang Mobile Communication effective July 1, 2002.

10.113(31)     Addendum II to Engagement Letter, dated December 10, 2001, between P-Com, Inc. and Cagan McAfee Capital Partners, effective as of January 9, 2003.

10.117(10)     Securities Purchase Agreement, dated May 28, 2003, by and among
               P-Com, Inc., North Sound Legacy Fund LLC, North Sound Legacy
               Institutional Fund LLC and North Sound Legacy International Ltd.

10.118(10)     Registration Rights Agreement, dated May 28, 2003, by and among
               P-Com, Inc., North Sound Legacy Fund LLC, North Sound Legacy
               Institutional Fund LLC and North Sound Legacy International Ltd.

10.119(10)     Security Agreement, dated May 28, 2003, by P-Com, Inc. and North
               Sound Legacy Institutional Fund LLC, as collateral agent for
               North Sound Legacy Fund LLC, North Sound Legacy Institutional
               Fund LLC and North Sound Legacy International Ltd.

10.120(11)     Form of Securities Purchase Agreement, dated October 3, 2003, by and among P-Com, Inc. and certain investors signatory thereto.

10.121(11)     Form of Registration Rights Agreement, dated October 3, 2003, by and among P-Com, Inc. and certain investors signatory thereto.

10.122(11)     Form of Series C-1 Warrant 10.123(11) Form of Series C-2 Warrant

10.124 Form of Registration Rights Agreement, dated October 3, 2003, by and among P-Com, Inc., P Investors LLC, Woodmont Investments Ltd. and Newberg Family Trust.

10.125 Form of Joinder Agreement, dated December 16, 2003, by and among P-Com, Inc. and certain investors signatory thereto.

10.126 Closing Memorandum, dated December 10, 2003, by and between P-Com, Inc. and SPEEDCOM Wireless Corporation.

10.127 Debt Conversion Agreement, dated December 10, 2003, by and among P-Com, Inc., SPEEDCOM Wireless Corporation, North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd.

10.128 Form of Promissory Note, dated December 16, 2003, issued by P-Com to each of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd.

10.129 Note Repurchase Agreement, dated December 15, 2003, by and among P-Com, Inc., North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd.

10.130 Form of Registration Rights Agreement, dated December 15, 2003, by and among P-Com, Inc., North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd.

10.131*(30)    2004 Equity Incentive Plan

16.1(29) Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated August 14, 2003, regarding the change in the independent auditor of P-Com, Inc.

21.1(28)       Subsidiaries of the Registrant

23.1           Consent of Aidman, Piser & Co., P.A.

23.2           Consent of PricewaterhouseCoopers LLP

23.3           Consent of Sheppard, Mullin, Richter & Hampton LLP (included in
               Exhibit 5.1)

24.1           Power of Attorney (included on page II-3)

-------------------------------------

*     Compensatory benefit arrangement.

# Confidential treatment has been granted as to certain portions of these exhibits.

(1) Incorporated by reference to the exhibits filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

(4) Incorporated by reference to Exhibit 3.2C of the Registrant's Form 8-A/A filed with the Securities and Exchange Commission on December 22, 1998.

(10) Incorporated by reference to the exhibits filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(11) Incorporated by reference to the exhibits filed as part of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 7, 2003.

(13) Incorporated by reference to the exhibits filed as part of the Registrant's Registration Statement on Form S-1 (File No. 33-88492), declared effective with the Securities and Exchange Commission on March 2, 1995.

(14) Incorporated by reference to Exhibit 4.10 to the Registrant's Form 8-A/A, filed with the Securities and Exchange Commission on May 7, 2001.

(15) Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-55604), filed with the Securities and Exchange Commission on February 14, 2001.

(16) Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-63762), filed with the Securities and Exchange Commission on June 25, 2001.

(17) Incorporated by reference to the identically numbered exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-88492) declared effective with the Securities and Exchange Commission on March 2, 1995.

(18) Incorporated by reference to the exhibits filed as part of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 25, 2000.

(19) Incorporated by reference to the exhibits filed as part of the Registrant's Registration Statement on Form S-3/A (File No. 333-70937), filed with the Securities and Exchange Commission on May 4, 2000.

(20) Incorporated by reference to Exhibit 10.79 to the Registrant's Registration Statement on Form S-3/A (File No. 333-70937), filed with the Securities and Exchange Commission on August 24, 2000.

(21) Incorporated by reference to the exhibits filed as part of the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 11, 2000.

(22) Incorporated by reference to Exhibit 10.85 to the Registrant's Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2000.

(23) Incorporated by reference to the exhibits filed as part of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

(24) Incorporated by reference to Exhibit 10.90 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(25) Incorporated by reference to Exhibit 10.92 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 26, 2002.

(26) Incorporated by reference to the exhibits filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter June 30, 2002.

(27) Incorporated by reference to the exhibits filed as part of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

(28) Incorporated by reference to the exhibits filed as part of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

(29) Incorporated by reference to Exhibit 16.1 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 14, 2003.

(30) Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-120455) filed with the Securities and Exchange Commission on November 12, 2004.